                                                                   Exhibit 10.30

================================================================================


                              NEW MASTER AGREEMENT

                           Dated as of April 10, 2002

                                 by and between

                               TOSHIBA CORPORATION

                                       and

                               SANDISK CORPORATION


================================================================================


                                                            New Master Agreement

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE I   DEFINITIONS, RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS ...........   1

   SECTION 1.01    Certain Definitions ...............................................   1

   SECTION 1.02    Additional Definitions ............................................   2

   SECTION 1.03    Rules of Construction and Documentary Conventions .................   3

   SECTION 1.04    Additional Rules of Construction ..................................   3

ARTICLE II  PURPOSE OF FVC-JAPAN .....................................................   4

   SECTION 2.01    Purpose ...........................................................   4

   SECTION 2.02    New Operating Agreement ...........................................   4

ARTICLE III CLOSING; DISSOLUTION OF FVC ..............................................   4

   SECTION 3.01    Closing ...........................................................   4

   SECTION 3.02    Termination of Master Agreement ...................................   4

   SECTION 3.03    Post  Closing Matters .............................................   5

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PARTIES ............................   6

   SECTION 4.01    Organization, Ownership Interest, etc .............................   6

   SECTION 4.02    Authorization; No Conflict ........................................   7

   SECTION 4.03    Enforceability ....................................................   8

   SECTION 4.04    Proceedings .......................................................   8

   SECTION 4.05    Litigation; Decrees ...............................................   8

   SECTION 4.06    Compliance with Other Instruments .................................   9

   SECTION 4.07    Patents and Proprietary Rights ....................................   9

   SECTION 4.08    Compliance with Laws ..............................................   9

   SECTION 4.09    Patent Cross Licenses .............................................   9

   SECTION 4.10    Representations with Respect to FVC-Japan .........................   9

ARTICLE V   COVENANTS ................................................................  10

   SECTION 5.01    Covenants of the Parties ..........................................  10

   SECTION 5.02    Further Assurances ................................................  11

   SECTION 5.03    Public Announcements ..............................................  11

   SECTION 5.04    Expenses ..........................................................  12

   SECTION 5.05    Undertaking as to Affiliate Obligations ...........................  12

                                                            New Master Agreement

                               TABLE OF CONTENTS
                                  (continued)

                                                                                 Page

     SECTION 5.06      Continuity and Maintenance of Operations ................. 12

     SECTION 5.07      Certain Deliveries and Notices ........................... 12

ARTICLE VI     COVENANTS CONCERNING NAND FLASH MEMORY
             PRODUCT BUSINESS ................................................... 13

     SECTION 6.01      Technology Transfers ..................................... 13

     SECTION 6.02      Start-up Services at the Yokkaichi Facility .............. 13

     SECTION 6.03      Expanded Capacity ........................................ 14

     SECTION 6.04      Capacity Sharing Arrangement ............................. 16

     SECTION 6.05      Creation of Management Committee ......................... 18

     SECTION 6.06      Personnel ................................................ 21

     SECTION 6.07      Non-solicitation of Employees ............................ 22

     SECTION 6.08      External Financing; Additional Equipment ................. 23

     SECTION 6.09      Other Activities ......................................... 23

     SECTION 6.10      Protection of Intellectual Property ...................... 24

     SECTION 6.11      Purchase of Replacement Tools ............................ 24

     SECTION 6.12      Installation of FVC-Japan Equipment ...................... 25

ARTICLE VII    OTHER AGREEMENTS ................................................. 25

     SECTION 7.01      FVC-Japan Foundry Agreement .............................. 25

     SECTION 7.02      SanDisk Foundry Agreement ................................ 27

     SECTION 7.03      Purchase and Supply Agreement ............................ 28

     SECTION 7.04      Common R&D Agreement ..................................... 29

     SECTION 7.05      Product Development Agreement ............................ 29

     SECTION 7.06      Other Matters ............................................ 29

     SECTION 7.07      Yokkaichi Service Agreement .............................. 30

     SECTION 7.08      Patent Cross License ..................................... 30

ARTICLE VIII   TERMINATION ...................................................... 30

     SECTION 8.01      Termination .............................................. 30

ARTICLE IX     MISCELLANEOUS .................................................... 35

     SECTION 9.01      No Partnership ........................................... 35

     SECTION 9.02      Governing Law ............................................ 35

     SECTION 9.03      Dispute Resolution ....................................... 35

                                                                Master Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                Page
         SECTION 9.04      Damages Limited ....................................................  36


EXHIBITS
--------

Exhibit A         -  New Operating Agreement
Exhibit B         -  Certificate of Cancellation
Exhibit C         -  Articles of Incorporation of FVC-Japan
Exhibit D         -  Balance Sheet of FVC-Japan
Exhibit E         -  Indemnification Agreement
Exhibit F         -  SanDisk Foundry Agreement
Exhibit G         -  Amendment to Common R&D Agreement
Exhibit H         -  Amendment to Product Development Agreement
Exhibit I         -  License Amendment


SCHEDULES
---------

Schedule 2.01     -  Definition Regarding Embedded NAND Flash
Schedule 4.05     -  Litigation; Decrees
Schedule 4.07     -  Patents and Proprietary Rights
Schedule 6.01     -  New Facility Transfer Costs
Schedule 6.02(b)  -  Costs and Expenses Related to Disposal of FVC Assets
Schedule 6.03     -  Priority for Expansion of Manufacturing Capacity of
                     NAND Flash Memory Products
Schedule 7.02(b)  -  Allocation of Yokkaichi (not including the FVC-Japan Equipment)
                     NAND Flash Memory Products
Schedule 8.01(d)  -  Royalty in case of SanDisk Unilateral Termination
Schedule 8.01(e)  -  Royalty in case of Deadlock Termination
Schedule 8.01(f)  -  Royalty in case of Event of Default Termination

                                                                Master Agreement

                  This NEW MASTER AGREEMENT, dated as of April 10, 2002, is entered into by and between TOSHIBA CORPORATION, a Japanese corporation ("Toshiba") and SANDISK CORPORATION, a Delaware corporation ("SanDisk", and together with Toshiba, the "Parties").

                  WHEREAS, the Parties desire to jointly develop, manufacture and market NAND Flash Memory Products (as hereinafter defined) and NAND related products;

                  WHEREAS, in connection with the manufacturing of NAND Flash Memory Products, the Parties have formed FlashVision, L.L.C., a Virginia limited liability company ("FVC"), and the Parties collectively own all of the outstanding equity interest of FVC;

                  WHEREAS, Toshiba currently owns and operates a manufacturing facility located in Yokkaichi-shi, Japan (the "Yokkaichi Facility"). For purposes of this Agreement, "Yokkaichi" means Toshiba in its capacity as the owner and operator of the Yokkaichi Facility;

                  WHEREAS, Toshiba currently owns all of the outstanding equity interest in FlashVision, Ltd., a limited liability company (yugenkaisha) organized under the laws of Japan ("FVC-Japan");

                  WHEREAS, the Parties now desire to discontinue FVC's business in Manassas, Virginia and move the operations formerly conducted by FVC to Japan, where such operations will be conducted by FVC-Japan;

                  WHEREAS, in order to realize these goals, the Parties desire to consummate or cause to be consummated the transactions described in this Agreement, and any other transactions which the Parties may from time to time consider necessary or appropriate to carry out the intent of the Parties;

                  NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE I

                       DEFINITIONS, RULES OF CONSTRUCTION
                           AND DOCUMENTARY CONVENTIONS

                  SECTION 1.01      Certain Definitions.

                  (a) Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A, Definitions, Rules of Construction and Documentary Conventions, attached to this Agreement and made a part hereof.

                                                            New Master Agreement

                  (b) As used herein, the term "Agreement" means this New Master Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

                  SECTION 1.02 Additional Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in this
Agreement:

Term                                             Defined In
----                                             ----------
..13u/MLC Tools                                   Section 6.11
Acquiring Party                                  Section 8.01(c)
Additional Capacity Tools                        Section 6.11
Amendment to Common R&D Agreement                Section 7.04
Amendment to Product Development Agreement       Section 7.05
Appointing Party                                 Section 6.05(b)
Bridge Loan                                      Section 3.03(c)(ii)
Committee Representatives                        Section 6.05(b)
Common R&D Agreement                             Section 7.04
Designated Individuals                           Section 9.03(a)
FVC                                              Recitals
FVC Capital                                      Section 3.03(b)(iv)
FVC Owned Equipment                              Section 3.03(b)(v)
FVC-Japan                                        Recitals
FVC-Japan Foundry Agreement                      Section 7.01
FVC-Japan Sales Price                            Section 7.03(b)
ICs                                              Section 2.01
Indemnification Agreement                        Section 6.08(a)
Intellectual Property                            Section 4.07
Leased Equipment                                 Section 3.03(b)(i)
License Agreement                                Section 7.08
License Amendment                                Section 7.08
Logistics Service Agreement                      Section 6.02(b)(iii)
Management Committee                             Section 6.05
NAND Flash Memory Integrated Circuits            Section 6.09
NAND Flash Memory Products                       Section 2.01
NAND Process Technology                          Section 6.01(a)
New Facility                                     Section 6.01(a)
New Operating Agreement                          Section 2.02

                                                                Master Agreement

Term                                             Defined In
----                                             ----------
Non-Originating Party                            Section 6.04(c)
Originating Party                                Section 6.04(c)
Product Development Agreement                    Section 7.05
Proprietary NAND Flash Memory Products           Section 6.04(b)
Purchase and Supply Agreement                    Section 7.03
Replacement Tools                                Section 6.11
Requesting Party                                 Section 8.01(c)(I)
SanDisk Foundry Agreement                        Section 7.02
SanDisk Termination Capacity                     Section 8.01(d)(i)
Selling Party                                    Section 8.01(c)
Service Fee                                      Section 6.02(b)(iii)
Start-Up Costs                                   Section 6.02(a)
Start-Up Period                                  Section 6.02(a)
Start-Up Services                                Section 6.02(a)
Tax Returns                                      Section 4.10(f)
Termination Capacity                             Section 8.01(c)(i)
Termination Date                                 Section 8.01(a)
Transferred Equipment                            Section 6.02(a)
Units                                            Section 3.03(a)
Yokkaichi                                        Recitals
Yokkaichi Facility                               Recitals
Yokkaichi Manufacturing Costs                    Section 7.01(d)
Yokkaichi Sales Price                            Section 7.01(d)
Yokkaichi Service Agreement                      Section 7.07
Yokkaichi Target Capacity                        Section 7.01(b)

                  SECTION 1.03 Rules of Construction and Documentary Conventions. The rules of construction and documentary conventions set forth in Appendix A shall apply to this Agreement.

                  SECTION 1.04 Additional Rules of Construction. The terms and provisions of this Agreement are binding on the Parties; provided however, that to the extent that a description in this Agreement of another agreement (whether an Operative Document or otherwise) conflicts with or differs from the provisions of that agreement, then the provisions of that agreement shall control as to such conflict or difference.

                                                                Master Agreement

                                   ARTICLE II

                              PURPOSE OF FVC-JAPAN

     SECTION 2.01 Purpose. FVC-Japan will, through a series of relationships and agreements, be engaged in the manufacture, by one or more subcontract arrangements, and sale of NAND (both binary and MLC Flash Memory) Flash Memory Integrated Circuits (as hereinafter defined), excluding any products with process design rules generally greater than 0.25 microns (collectively, "NAND Flash Memory Products"), for the Parties (whether directly or indirectly through their respective Affiliates). Except as specifically provided for in Articles VI and VII, all NAND Flash Memory Products of the Parties and their respective Affiliates will be acquired through FVC-Japan. Embedded Integrated Circuits ("ICs") incorporating NAND Flash Memory Products as well as logic circuitry (i) will be included in the definition of NAND Flash Memory Products if the main function and value of such IC is Flash Memory and (ii) will not be included in the definition of NAND Flash Memory Products if the main function and value of such IC is logic. Schedule 2.01 sets forth the formula that the Parties shall use to determine the main function and value of ICs. The Parties each are permitted to market and sell NAND Flash Memory Products manufactured by and for Toshiba and/or SanDisk, as provided for in this Agreement, to any third party in any form, including but not limited to chips, packaged devices and cards.

     SECTION 2.02 New Operating Agreement. In accordance with the Japan Act, as of the date hereof, the Parties will enter into that certain New Operating Agreement (the "New Operating Agreement"), in the form attached hereto as Exhibit A, which sets forth (i) the business of FVC-Japan, (ii) the conduct of FVC-Japan's affairs and (iii) the rights, powers, preferences, limitations and responsibilities of the Parties as owners of Units in FVC-Japan.

                                  ARTICLE III

                           CLOSING; DISSOLUTION OF FVC

     SECTION 3.01 Closing. The Closing shall occur upon the execution of this Agreement and of each other Operative Document (except for any Operative Document to be executed following the Closing under the terms of this Agreement).

     SECTION 3.02 Termination of Master Agreement. Effective immediately upon Closing, that certain Master Agreement, dated as of May 9, 2000, by and among Toshiba, SENA and SanDisk, shall be terminated and be of no further force or effect. Pursuant to a letter agreement dated as of the date hereof, SENA has consented to such termination.

                                                                Master Agreement

          SECTION 3.03 Post Closing Matters.

          (a) Sale of FVC-Japan Equity Interest. As soon as practicable following the Closing, Toshiba agrees to sell to FVC all of the units of contribution (shussi mochibun) in FVC-Japan, the par value of one unit (shussi-hitokuchi-no-kingaku) being JPY 5,000 (the "Units"), for the amount of [***].

          (b) Transfer of FVC Equipment; Capital Increase in FVC-Japan. The Parties agree to take the following actions, in the order listed, as soon as practicable following the sale of the Units to FVC:

                 (i) cause FVC to sell to FVC-Japan the equipment which was formerly leased from ABN AMRO (the "Leased Equipment"), for an amount equal to the Net Book Value thereof; then

                 (ii) cause FVC to sell to either DSC or Toshiba certain building, clean room and other assets to be agreed by the Parties in the amount equal to the Net Book Value thereof as of March 31, 2002; then

                 (iii) cause FVC to sell to either DSC or Toshiba certain other tools to be agreed by the Parties in the amount equal to the Net Book Value thereof; then

                 (iv) cause FVC-Japan to authorize the increase of the capital in FVC-Japan by 1,000 Units, and cause FVC to subscribe to purchase all of such increase by means of a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to fifty percent (50%) of the result of (A) the amount of paid in capital of FVC ($300,000,000) minus (B) the amount paid by FVC to Toshiba to acquire all of the outstanding Units pursuant to Section 3.03(a) above ([***]) (the amount resulting from subtracting subsection (B) from subsection (A) hereinafter referred to as the "FVC Capital"); then

                 (v) cause FVC to sell to FVC-Japan the remainder of its owned equipment formerly used by DSC in the manufacture of NAND Flash Memory Products in Manassas, Virginia (the "FVC Owned Equipment") in an amount equal to the Net Book Value thereof as of April 30, 2002; then

                 (vi) cause FVC-Japan to authorize the increase of the capital in FVC-Japan by 1,000 Units, and cause FVC to subscribe to purchase all of such increase by means of a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to fifty percent (50%) of the FVC Capital; then

                 (vii) cause FVC to be dissolved and liquidated by filing or causing to be filed, in accordance with the Virginia Act, the Certificate of Cancellation attached hereto as Exhibit B; then

                                                            New Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 (viii) cause the Units held by FVC to be distributed to the Parties on a pro rata basis based upon their respective Percentages as of the date of such distribution.

             (c)  Arrangement of Financing for FVC-Japan.

                 (i) The Parties agree that, following the Closing, they shall use their commercially reasonable efforts (and shall cooperate with the other Party and negotiate in good faith) to cause FVC-Japan to enter into financing arrangements with Mizuho Corporate Bank, Ltd., or any other financial institutions organized under the laws of Japan, as soon as practicable following the Closing with respect to the Leased Equipment. Nothing in this Section 3.03(c) shall be deemed to amend or otherwise affect the obligations of Toshiba under that certain letter agreement, dated March 20, 2002, between the Parties.

                 (ii) In the event that the outstanding principal amount of the loan evidenced by that certain Loan Agreement, dated the date hereof, between Toshiba and FVC-Japan (the "Bridge Loan"), along with any interest accrued thereon, shall have not been repaid on or prior to the date on which any of such amounts have become due and payable, [***].

             (d) Asset Sale Adjustment. As soon as practicable, but in no event later than the liquidation of FVC, Toshiba shall pay to FVC an amount equal to the Net Book Value of the assets remaining in the fixed asset account of FVC following the sale or other disposition of installation components, building, clean room assets, the FVC Owned Equipment, tools, and any other assets.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

             Except as may be disclosed in disclosure schedules attached to this Agreement, and unless indicated differently in the provisions of this Article IV, each Party represents and warrants to the other Party, as of the date hereof, as follows:

             SECTION 4.01 Organization, Ownership Interest, etc.

             (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the power and authority to carry on its business as conducted on the date hereof, to own or hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is specified to be a party.

                                                            New Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

             (b) It is duly qualified to own or lease its properties and generally to conduct its business as currently, or proposed under the Operative Documents to be, conducted in each jurisdiction necessary for purposes of the transactions contemplated by the Operative Documents, except where failure to so qualify would not have a material adverse effect on either Party or FVC-Japan.

             SECTION 4.02 Authorization; No Conflict.

             (a) It has duly authorized, by all necessary action, the execution, delivery and performance of each Operative Document to which it or FVC-Japan is specified to be a party. All corporate and other legal proceedings taken by each Party, FVC and FVC-Japan in connection with the transactions contemplated by the Operative Documents and all documents relating to the transactions contemplated thereby are reasonably satisfactory in form and substance to each Party and its counsel, and certified or other copies of all relevant documents as either Party reasonably requested have been provided to such Party or its counsel.

             (b) Its execution and delivery of each such Operative Document, its consummation of the transactions contemplated thereby and its compliance therewith, does not and will not (i) require any approval of its stockholders or any approval or consent of any trustee or holder of any of its Indebtedness or obligations, (ii) contravene any Governmental Rule applicable to or binding on it or any of its properties if such contravention would have a material adverse effect on it or on its ability to perform any of its obligations under any Operative Document, (iii) contravene or result in any breach of, or constitute any default, with or without the passage of time, the giving of notice or both, under its charter or by-laws, or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property or the property of FVC or FVC-Japan under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, non-compete agreement, license agreement, partnership or joint venture agreement or other material agreement or document to which it is a party or by which it or any of its properties is or is intended to be bound or by which FVC or FVC-Japan or any of their respective properties is or is intended to be bound, (iv) require any negotiation with, or notice to, any labor union or violate, or require any procedure to be followed under, any collective bargaining or other agreement with employees or (v) require any Governmental Action (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of the FVC-Japan Equipment), except, in each case described in clauses (i) through (v) above, such as have been duly obtained, made, taken or otherwise accomplished and which are in full force and effect. All consents and approvals of any Governmental Authority (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the operation of the FVC-Japan Equipment) or other third Person necessary or advisable for

                                                                Master Agreement
such Party to consummate in all material respects the transactions contemplated by the Operative Documents have been obtained. No Burdensome Condition exists with respect to such Party, FVC or FVC-Japan in connection with the transactions contemplated by the Operative Documents. The pre-transaction waiting period required by the Japanese Foreign Exchange and Foreign Trade Law, the HSR Act or any other comparable statute, if applicable, and related regulations relating to the transactions contemplated by the Operative Documents, shall have expired or been terminated.

             SECTION 4.03 Enforceability.

             (a) It has duly executed and delivered this Agreement and, upon the execution and delivery of this Agreement by the other Party, this Agreement will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

             (b) It and its Affiliates have duly executed and delivered each other Operative Document to which it or its Affiliates is or is specified to be a party and, upon the execution and delivery of each such other Operative Document by each other party thereto, each such other Operative Document will constitute its legal, valid and binding obligation, enforceable against it or its Affiliates in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

             SECTION 4.04 Proceedings. There are no actions, claims, investigations or proceedings pending, or to its knowledge threatened, by or before any Governmental Authority that, if adversely determined, would have a material adverse effect on it, on the conduct of the business of FVC-Japan following the Closing as contemplated in the Operative Documents or on such Party's ability to perform any of its material obligations under any Operative Document.

             SECTION 4.05 Litigation; Decrees. Except as set forth in Schedule 4.05, there are no lawsuits, arbitrations or other legal proceedings pending, or to its knowledge threatened, by or against or affecting it or any of its Affiliates or any of their respective properties that (i) are reasonably likely, based on information known to it as of the date hereof, to have a material adverse effect on the conduct of the business of FVC-Japan following the Closing as contemplated by the Operative Documents or (ii) relate to any of the transactions contemplated by the Operative Documents in a manner which is material to the ability of it to carry out the transactions contemplated hereby and in the other Operative Documents or which could have a material adverse effect on the conduct

                                                                Master Agreement
of the business of FVC-Japan following the Closing as contemplated in the Operative Documents.

             SECTION 4.06 Compliance with Other Instruments. It is not in default in any material respect in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound, and there is no such obligation, agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound, in each case which is reasonably likely to have a material adverse effect on the conduct of the business of FVC-Japan following the Closing as contemplated by the Operative Documents.

             SECTION 4.07 Patents and Proprietary Rights. Except as set forth in
Schedule 4.07, to its knowledge, it owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intellectual Property") necessary (i) to carry out its obligations under the Operative Documents and (ii) for the conduct of the business of FVC-Japan following the Closing as contemplated in the Operative Documents, without any conflict with or infringement of the rights of others, except as will not have a material adverse effect on either (i) or (ii) above. Except with respect to items referenced in Schedule 4.07, it has not received any communications alleging that its Intellectual Property violates, or by its entering into the transactions contemplated by the Operative Documents, would violate the Intellectual Property of any other Person or entity, which violation could reasonably be expected to have a material adverse effect on either (i) or (ii) above.

             SECTION 4.08 Compliance with Laws. It has complied and is complying in all material respects with all laws, statutes, permit requirements, licensing requirements, rules and regulations and judicial or administrative decisions, except where the failure to so comply would not have a material adverse effect on its ability to perform its obligations hereunder or under any other Operative Document or on the conduct of the business of FVC-Japan following the Closing as contemplated by the Operative Documents.

             SECTION 4.09 Patent Cross Licenses. With respect to (a) Toshiba, except as previously disclosed to SanDisk in writing, there are no patent cross licenses between it and any third party that would require FVC-Japan to make any payment pursuant to Section 10 of the License Amendment, and (b) SanDisk, there are no patent cross licenses between it and any third party that would require FVC-Japan to make any payment pursuant to Section 8 of the License Amendment.

             SECTION 4.10 Representations with Respect to FVC-Japan. Toshiba represents and warrants to SanDisk with respect to FVC-Japan as follows:

             (a) FVC-Japan is a limited liability company (yugenkaisha) duly organized and validly existing under the laws of Japan.

                                                                Master Agreement

               (b) All of the outstanding Units in FVC-Japan are owned by Toshiba. No Units have been issued in violation of the rights of any equity holder, applicable law or the Articles of Incorporation of FVC-Japan, a copy of which is attached hereto as Exhibit C. All of the Units are owned by Toshiba free and clear of all encumbrances, claims, options, warrants, rights or other agreements granting to any other entity any interest in or rights to acquire any equity interest in FVC-Japan at any time or upon the happening of any stated event.

               (c) Transfer of the Units contemplated under Section 3.03(a) hereof shall vest in FVC legal, valid and marketable title to the Units free and clear of any encumbrances, rights to acquire options and rights of preemption with respect thereto in Toshiba or any other party.

               (d) The balance sheet of FVC-Japan, dated as of the date hereof, a copy of which is attached as Exhibit D hereto, accurately presents the financial condition of FVC-Japan as of the date hereof. FVC-Japan has no material obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by Japanese GAAP to be provided or reserved against on a balance sheet, except for obligations or liabilities provided for or reserved against in the attached balance sheet.

               (e) There is no litigation, proceeding or governmental investigation pending or, to the best knowledge of Toshiba, threatened against FVC-Japan. FVC-Japan is not in violation of any decree, order or arbitration award or law, statute or regulations of any Governmental Authority, other than such violations that would not have a material adverse effect on FVC-Japan.

               (f) All income, consumption, property and other tax returns and reports (the "Tax Returns") required to be filed by FVC-Japan with respect to taxable years or periods ending on or prior to the date hereof have been filed with the appropriate Governmental Authorities in Japan, except such Tax Returns with respect to which the failure to file would not have a material adverse effect on FVC-Japan, and no Tax Return is disputed by any tax authority. FVC-Japan has not received any notice of assessment or proposed assessment by any tax authority in connection with the Tax Returns, and there are no tax claims asserted in writing against FVC-Japan or its properties in connection therewith.

                                    ARTICLE V

                                    COVENANTS

               SECTION 5.01 Covenants of the Parties. Each Party agrees that, during the term of this Agreement:

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               (a) Performance of Obligations. It or its Affiliates shall fully and faithfully carry out all its obligations under each Operative Document to which it is a party.

               (b) Ownership Interest. Except as otherwise expressly permitted by Article IX, X or XI of the New Operating Agreement and the Indemnification Agreement and as contemplated by this Agreement, it shall not Transfer or permit any of its Affiliates to Transfer all or any portion of its Units in FVC-Japan (or all or any portion of its interest in any Subsidiary through which it beneficially owns its Units), to any Person without the consent of the other Party.

               SECTION 5.02 Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates, FVC and FVC-Japan to, take all reasonable actions necessary or appropriate to effectuate the transactions contemplated by each Operative Document, and to obtain (and cooperate with the other Party in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with any of the transactions contemplated by the Operative Documents; provided, that no Burdensome Condition shall be made to exist with respect to such Party or any of its Affiliates in connection therewith.

               SECTION 5.03 Public Announcements.

               (a) At or following the Closing, neither Party shall, nor shall it permit any of its Affiliates to, without the prior written consent of the other Party:

                     (i) issue any public release, announcement or other document, or otherwise publicly disclose any information or make any public statement, concerning the operations of FVC or FVC-Japan or that refers to the other Party or any of its Affiliates in connection therewith (other than a general reference to affiliation with FVC or FVC-Japan) that (A) concerns the financial condition or results of operations of FVC or FVC-Japan other than as required by any Governmental Rule, Japanese GAAP, Japanese GAAS, US GAAP or US GAAS, with respect to the financial disclosure obligations of either Party or (B) disparages either Party, FVC or FVC-Japan's performance or reflects negatively on either Party's commitment to FVC-Japan; or

                     (ii) other than as may be required in connection with filings required to be made with Governmental Authorities with respect to the transactions contemplated by the Operative Documents pursuant to the HSR Act and the Japanese Foreign Exchange and Foreign Trade Law and related regulations, (A) publicly file all or any part of any Operative Document or any description thereof or (B) issue or otherwise make publicly available any press release, announcement or other document that contains confidential information belonging to the other Party (or its Affiliates), FVC or FVC-Japan, except as may be required by any applicable Governmental Rule, in which case such Party shall

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       (or shall cause the Person required to make such filing to) cooperate with the other Party, to the extent reasonable and practicable, in obtaining any confidential treatment for such filing requested by the other Party.

               (b) Except as required above, the Parties shall endeavor to cooperate to assure that any press releases and announcements be approved by the appropriate representatives of each Party. Each Party agrees to use commercially reasonable efforts to give any approval required under this Section 5.03, or to indicate that such approval will not be given, within five (5) days of receipt of written request by the other Party; provided, however, a Party's failure to respond within said time period shall not be deemed to constitute such Party's approval or consent.

               SECTION 5.04 Expenses. Each Party shall bear its own expenses in connection with the negotiation, execution and delivery of the Operative Documents.

               SECTION 5.05 Undertaking as to Affiliate Obligations. Each Party shall cause all covenants, conditions and agreements to be performed, observed or satisfied by any of its Affiliates expressly set forth in any of the Operative Documents to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist (i) an Event of Default with respect to such Affiliate or (ii) except as otherwise permitted pursuant to the New Operating Agreement, any event of dissolution of FVC-Japan caused by such Affiliate. Nothing in Section 5.01 (Covenants of the Parties) or in this Section 5.05 shall be construed to create any right in any Person other than the Parties.

               SECTION 5.06 Continuity and Maintenance of Operations. During the term of this Agreement, each Party agrees to use all reasonable efforts consistent with past practice and policies to (i) preserve intact in all material respects its present business operations, (ii) keep available the services of its key employees as a group, and (iii) preserve its relationships with suppliers, licensors, licensees, and others having business relationships with it, each to the extent necessary to allow it to perform its obligations under the Operative Documents and to allow FVC-Japan to conduct its business as contemplated in the most recently approved Business Plan.

               SECTION 5.07 Certain Deliveries and Notices. Each Party shall promptly inform in writing the other Party of (i) any event or occurrences which could be reasonably expected to have a material adverse effect on its ability to perform its obligations under any of the Operative Documents or the ability of FVC-Japan to conduct its business as contemplated in the most recently approved Business Plan, or (ii) any breach or failure to satisfy any condition or covenant contained herein or in any other Operative Document by such Party.

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                                   ARTICLE VI

             COVENANTS CONCERNING NAND FLASH MEMORY PRODUCT BUSINESS

               SECTION 6.01 Technology Transfers.

               (a) Toshiba shall use all reasonable efforts to develop, and, in exchange for the payments made by SanDisk under the Common R&D Agreement (as hereinafter defined), upon successful development of 0.21, 0.16, 0.13 [***] micron process technology applicable to the manufacturing and testing of NAND Flash Memory Products ("NAND Process Technology") that can be implemented in a commercially viable manner, Toshiba shall transfer such technology and all improvements thereto [***] developed by Toshiba during the term of the Common R&D Agreement, to such manufacturing facilities, other than the Yokkaichi Facility, as may hereafter be agreed upon by the Parties (each, a "New Facility"). Timing of the delivery of technology transfers shall be based on, among other things, available capacity and shall be in accordance with the decision to be made from time to time by the Management Committee.

               (b) Whenever a technology transfer is required hereunder, Toshiba shall deliver such level of NAND Process Technology to the applicable New Facility as would be normal practice by the Toshiba Semiconductor Company whenever it transfers a technology to a new manufacturing facility or transfers a new or advanced technology to an existing manufacturing facility in order to achieve successful implementation of the newly transferred technology.

               (c) A technology transfer hereunder shall be deemed complete when the transferred technology passes a reasonable qualification procedure to be mutually agreed upon by the Parties.

               (d) [***].

               (e) [***].

               SECTION 6.02 Start-up Services at the Yokkaichi Facility.

               (a) During the Start-Up Period (as hereinafter defined), various activities will be undertaken to physically transfer the FVC Owned Equipment and the Leased Equipment (collectively, the "Transferred Equipment"), from DSC's facility to the Yokkaichi Facility, with the intent to prepare the Yokkaichi Facility for use of the FVC-Japan Equipment to produce wafers, and during such period of transfer, equipment will be set up, modified and processes refined to achieve reasonable manufacturing yield and overall quality (such activities, the "Start-Up Services"). The costs of the Start-Up Services (the "Start-Up Costs") shall be Yokkaichi's actual expenses for operations together with an allocation (approved by the Parties) of common indirect costs incurred

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during the Start-Up Period, and shall include, but are not limited to, personnel costs, material costs, FVC-Japan Equipment occupancy costs and other operating expenses. Start-Up Costs shall not include the costs described in Section 6.02(c)(i) and (ii). The term "Start-Up Period" means the period commencing on the execution of this Agreement and ending on either the date of the first wafer in for [***] L/M production or December 31, 2002, whichever occurs earlier. As of the date hereof, the Parties have determined that, SanDisk shall be responsible for [***] of the Start-Up Costs. Such [***] shall be invoiced quarterly by Toshiba to SanDisk in proportion to the level of Start-Up Services expected to be completed during the relevant period as follows: (i) [***] on June 28, 2002, (ii) [***] on September 27, 2002; and (iii) [***] on December 27, 2002. Payment of each invoiced amount shall be due 45 days after the date of such invoice.

               (b) The Parties agree that the physical transfer of the Transferred Equipment will occur on the basis of the following understanding:

                     (i) Toshiba shall bear, and shall reimburse SanDisk (in such manner as may be mutually agreed by the Parties) for, all costs and expenses related to the disposal of those assets of FVC listed on
       Schedule 6.02(b). For the avoidance of doubt, it is the intention of the Parties that such costs and expenses have no financial impact on SanDisk.

                     (ii) Toshiba will bear all transportation and insurance expenses related to the transfer of the Transferred Equipment. [***].

                     (iii)  [***].

               SECTION 6.03 Expanded Capacity.

               (a) The Parties intend to meet demand for increased capacity by equally investing in, and jointly building (except for the expansion of the Yokkaichi Facility (not including the FVC-Japan Equipment), unless otherwise agreed upon by the Parties), and sharing, on equal or substantially equal terms, equal amounts of new capacity for NAND Flash Memory Products. Schedule 6.03 sets forth a list in order of priority of expanding the manufacturing capacity of NAND Flash Memory Products. Toshiba shall be allocated NAND Flash Memory Product capacity of [***] L/M and SanDisk shall be allocated NAND Flash Memory Product capacity of [***] L/M at the Yokkaichi Facility (not including the FVC-Japan Equipment). FVC-Japan Equipment shall be installed with a targeted maximum manufacturing capacity for NAND Flash Memory Products of [***] L/M, to be allocated to each Party on an equal basis. Toshiba shall have the right, in its sole discretion, to expand the manufacturing capacity for NAND Flash Memory Products of the Yokkaichi Facility, by up to a maximum of [***] L/M; provided, that, SanDisk shall have the right to have allocated up to [***] of any such expanded capacity so long as SanDisk commits to load such additional capacity for six (6) months, and provided, further, that Toshiba may, in its sole discretion, decrease the manufacturing capacity of the Yokkaichi Facility (not including FVC-Japan Equipment), subject to Section 7.02(b).

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               (b) Once the FVC-Japan Equipment installed at the Yokkaichi
Facility has achieved NAND Flash Memory Products manufacturing capacity of [***] L/M, and after such time as the Yokkaichi Facility (not including the FVC-Japan Equipment) has achieved NAND Flash Memory Products manufacturing capacity of [***] L/M, the Management Committee will determine whether to further expand capacity at the Yokkaichi Facility or to establish a New Facility with capacity to manufacture NAND Flash Memory Products at a targeted capacity to be determined by the Management Committee, not to exceed [***] L/M. SanDisk shall have the option to commit to an allocation of such converted capacity to manufacture NAND Flash Memory Products, up to a maximum of [***] L/M.

               (c) Until (i) the Yokkaichi Facility (not including the FVC-Japan Equipment) has achieved the expansion of its manufacturing capacity for NAND Flash Memory Products, if any, determined by Toshiba in accordance with Section 6.03(a), (ii) the FVC-Japan Equipment installed at the Yokkaichi Facility has achieved a NAND Flash Memory Product manufacturing capacity of [***] L/M, and
(iii) the Parties have further expanded capacity at the Yokkaichi Facility or established a New Facility with a capacity to manufacture NAND Flash Memory Products in an amount determined by the Management Committee (not to exceed a targeted maximum capacity of [***] L/M), the Parties shall not make or cause to be made any other increases in the manufacturing capacity for NAND Flash Memory Products. After the capacity expansions described in clauses (i), (ii) and (iii) of the preceding sentence have been achieved, either Party shall have the one-time option to expand its capacity to manufacture NAND Flash Memory Products; provided, that, in no event shall such Party's capacity [***] of the total combined committed capacity to manufacture NAND Flash Memory Products, after giving effect to such additional expansion.

               (d) Notwithstanding anything in this Section 6.03 to the contrary, if SanDisk desires to purchase more than [***] L/M of NAND [***] in the calendar year of 2003 or anytime thereafter, and Toshiba cannot offer such additional capacity at a market competitive price, then (i) SanDisk may purchase such additional capacity [***], and (ii) if SanDisk purchases such additional capacity from another source, Toshiba may thereafter utilize more than [***] of the total NAND manufacturing capacity and Toshiba shall no longer be subject to the last sentence of Section 6.03(c); provided, however, SanDisk shall continue to be entitled to purchase (A) [***] L/M of NAND [***] from FVC-Japan under and pursuant to the SanDisk Purchase and Supply Agreement and (B) up to [***] L/M of NAND [***] from Yokkaichi under and pursuant to the SanDisk Foundry Agreement.

               (e) After the capacity expansions described in Section 6.03(a),
(b) and (c), any additional capacity expansion shall be determined by the Management Committee and shall be made by mutual agreement of the Parties.

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               (f) All NAND Flash Memory Products will be obtained by the
Parties or for the Parties through their respective Affiliates from FVC-Japan, except that each Party may obtain, directly or indirectly, a combined total of up to [***] L/M of NAND Flash Memory Products produced at the Yokkaichi Facility (not including the FVC-Japan Equipment), which shall be obtained according to agreed upon allocations in accordance with this Section 6.03. Notwithstanding the foregoing, all orders for NAND Flash Memory Products not ordered through FVC-Japan shall be reported to FVC-Japan on a quarterly basis.

               (g) If the Parties mutually agree to secure external manufacturing sources other than the Yokkaichi Facility through joint investment or investment by either Party in accordance with this Section 6.03, FVC-Japan and Toshiba will jointly transfer the applicable manufacturing technology and know-how to such source. FVC-Japan will conduct all negotiations with the external manufacturing source; provided, however, the terms and conditions of any agreement shall be subject to prior consultation with and the approval of Toshiba. The Parties may purchase NAND Flash Memory Products manufactured at such external source only from FVC-Japan. In connection with any technology transfer to such external source, Toshiba will be reimbursed its mutually agreed transfer costs for assisting in the transfer of manufacturing technology and know-how. If the new capacity secured at such external manufacturing source is requested by only one of the Parties, such Party will pay the transfer costs and be entitled to purchase the full output of NAND Flash Memory Products purchased by FVC-Japan from such external manufacturing source. If both Parties request such new external capacity, then FVC-Japan will pay the transfer costs to Toshiba. Neither Party shall have the right to grant manufacturing licenses to such external manufacturing source or to disclose or transfer to any such external manufacturing source, manufacturing know-how related to the manufacture of NAND Flash Memory Products, except through FVC-Japan.

               SECTION 6.04  Capacity Sharing Arrangement.

               (a) Each of the Parties will have the right and obligation, through FVC-Japan, to utilize 50% of the FVC-Japan Equipment's manufacturing capacity based on a measure of equivalent wafer starts per day with the equivalency being weighed based on the process complexity factors (as calculated by a formula to be mutually determined by the Parties) of the NAND Flash Memory Products being produced for such Parties. Where the Parties purchase the same output volume (up to and including 50% of the Yokkaichi Target Capacity (as hereinafter defined)) for equivalent NAND Flash Memory Products supplied by FVC-Japan, the Parties will pay the same purchase price per die or packaged unit. If a Party is unable to utilize 50% of FVC-Japan's manufacturing capacity for NAND Flash Memory Products, such Party may contract with FVC-Japan to utilize its surplus capacity to manufacture such Party's proprietary products, including but not limited to controllers or Flash Memory products that are not NAND Flash Memory Products, provided, that such Party installs the necessary process technology and bears all incremental costs (measured as incremental costs above the Yokkaichi

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Manufacturing Costs (as hereinafter defined) at the then-current maximum capacity of the FVC-Japan Equipment) associated with the adverse impact on the manufacture of NAND Flash Memory Products. If either Party is unable to use its allocated capacity, the Parties may negotiate the terms of a transfer of such capacity shortfall to the Party not experiencing such shortfall. To the extent that a Party is not able to utilize excess capacity or transfer such capacity to the other Party, the Party experiencing such shortfall will pay the incremental cost increase to the Party not experiencing a shortfall (or pay to FVC-Japan an under-utilization fee in accordance with a formula to be mutually determined by the Parties).

               (b) Each Party may use a portion of its total allocated capacity to cause to be manufactured NAND Flash Memory Products which are proprietary to that Party ("Proprietary NAND Flash Memory Products") and which need not be shared with the other Party. Any adverse incremental costs (measured as incremental costs above the Yokkaichi Manufacturing Costs at the then-current maximum capacity of the FVC-Japan Equipment) associated with the manufacture and production of such Proprietary NAND Flash Memory will be borne by the initiating Party. Each Party shall give the other Party at least ninety (90) days advance written notice of its intention to use a portion of its allocated capacity to manufacture Proprietary NAND Flash Memory Products and the Parties shall refer the matter to the Board of Directors for consultation and planning, with the intention to minimize the impact of such allocation. Such notifying Party will limit the output volume of such Proprietary NAND Flash Memory Products to [***] of such Party's total allocated output unless it receives the consent of the other Party to an increase in such output volume above such limit.

               (c) Each Party (the "Originating Party") shall inform the other (the "Non-Originating Party") of the development plans by the Originating Party to develop NAND Flash Memory Products or NAND Flash Memory-related controllers, and the Originating Party and the Non-Originating Party shall each refer such matter to the Coordinating Committee (as defined in the Product Development Agreement). If the Coordinating Committee unanimously decides that such planned development shall be undertaken jointly, then the cost of such joint development shall be borne by each Party in accordance with the Product Development Agreement, and the NAND Flash Memory Products manufactured following such joint development shall be considered non-Proprietary NAND Flash Memory Products for purposes of Section 6.04(b) above; provided, however, the NAND Flash Memory Products set forth in Exhibit A to the Product Development Agreement shall be deemed to be non-Proprietary NAND Flash Memory Products without any action by the Coordinating Committee. Subject to the foregoing, if the Coordinating Committee does not unanimously decide that such planned development shall be undertaken jointly, then the Originating Party may, at its sole discretion, either (i) transfer to the Non-Originating Party the technology, including the items in Exhibit C to the Product Development Agreement relating to such technology, used to manufacture such NAND Flash Memory Products on a royalty-free basis, whereupon such NAND Flash Memory Products shall be considered non-Proprietary

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NAND Flash Memory Products, or (ii) treat such NAND Flash Memory Products as
Proprietary NAND Flash Memory Products for purposes of Section 6.04(b) above. In the event the Originating Party elects to treat any NAND Flash Memory Products as Proprietary NAND Flash Memory Products in accordance with the preceding sentence, but thereafter the Coordinating Committee unanimously determines that such Proprietary NAND Flash Memory Products should be developed jointly, the Originating Party shall transfer to the other Party the technology used to manufacture such NAND Flash Memory Products on reasonable terms and conditions to be mutually agreed upon by the Parties, whereupon such Proprietary NAND Flash Memory Products shall be treated as non-Proprietary NAND Flash Memory Products.

               (d) Each Party may use a portion of its total allocated capacity to cause controllers to be manufactured at a New Facility or at the Yokkaichi Facility using the FVC-Japan Equipment, including NAND Flash Memory-related controllers, and non-NAND Flash Memory-related products which are proprietary to that Party and which need not be shared with the other Party. Any adverse incremental costs (measured as incremental costs above the Yokkaichi Manufacturing Costs at the then-current maximum capacity of the FVC-Japan Equipment) associated with the manufacture and production of such proprietary designs will be borne by the initiating Party. Each Party shall give the other Party at least ninety (90) days advance written notice of its intention to use a portion of its allocated capacity to manufacture such proprietary products, and the Parties shall refer the matter to the Board of Directors for consultation and planning, with the intention to minimize the impact of such allocation.

               SECTION 6.05 Creation of Management Committee. Immediately after the Closing, the Parties shall establish a management committee (the "Management Committee") to manage the objectives of FVC-Japan set forth in the New Operating Agreement and certain affairs of FVC-Japan.

               (a) Authority. The Management Committee shall have the authority to (i) advise FVC-Japan with respect to policy and operating matters common to Toshiba and SanDisk as well as on such other matters as FVC-Japan may decide to refer to the Management Committee from time to time, (ii) preside over and pass upon any disputes regarding operational matters (but not with respect to alleged breaches of contractual obligations under the Operative Documents) that may arise and cannot be resolved by FVC-Japan, in accordance with Section 9.03 (Dispute Resolution), and (iii) take the actions specified to be taken by the Management Committee in this Section 6.05 and in Sections 6.01 (Technology Transfer), 6.03 (Expanded Capacity) and 9.03 (Dispute Resolution).

               (b) Members of the Management Committee; Voting; etc. (i) The Management Committee shall consist of six members (the "Committee
Representatives"), three of whom shall be appointed by Toshiba, and three of whom shall be appointed by SanDisk (for such purpose, each of the Parties is referred to in this

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Section 6.05 as an "Appointing Party"). Each Appointing Party shall be entitled to appoint an alternate Committee Representative to serve in the place of any Committee Representative appointed by such Appointing Party should any such Committee Representative be unable to attend a meeting.

                   (ii) Each Committee Representative or alternate Committee Representative shall serve at the pleasure of the designating Appointing Party and may be removed as such, with or without cause, and his successor designated, by the designating Appointing Party. Each Appointing Party shall have the right to designate a replacement Committee Representative in the event of any vacancy among such Appointing Party's appointees.

                   (iii) Each Appointing Party shall bear any cost and expense incurred by any Committee Representative or alternate Committee Representative designated by such Appointing Party to serve on the Management Committee, and no Committee Representative or alternate Committee Representative shall be entitled to compensation from FVC or FVC-Japan for serving in such capacity.

                   (iv) Each Appointing Party shall notify the other Appointing Party and FVC-Japan in writing of the name, business address and business telephone and facsimile numbers of each Committee Representative and each alternate Committee Representative that such Appointing Party has been appointed to the Management Committee. Each Appointing Party shall promptly notify the other Appointing Party and FVC-Japan of any change in such Appointing Party's appointments or of any change in any such address or number.

                   (v) For purposes of any approval or action taken by the Management Committee, each Committee Representative shall have one vote. All of the votes eligible to be cast at any meeting shall be required for purposes of approving any action to be taken by the Management Committee at such meeting.

                   (vi) At any meeting of the Management Committee, a Committee Representative, in the absence of one or more other Committee Representatives appointed by the same Appointing Party or an alternate Committee Representative, may cast the vote such absent Committee Representatives would otherwise be entitled to cast.

                   (vii) The quorum necessary for any meeting of the Management Committee shall be those Committee Representatives entitled to cast all of the votes held by the members of the Management Committee. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 6.05(c) (Meetings, Notice, etc.), unless the Committee Representative or Committee Representatives as to whom such notice was not properly given attend(s) such meeting without protesting the lack of notice or duly

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       execute(s) and deliver(s) a written waiver of notice or a written consent to the holding of such meeting.

                   (viii) Each appointment by an Appointing Party to the Management Committee shall remain in effect until the Appointing Party making such appointment notifies the other Appointing Party and FVC-Japan in writing of a change in such appointment. The resignation or removal of a Committee Representative shall not invalidate any act of such Committee Representative taken before the giving of such written notice of the removal or resignation of such Committee Representative (or alternate Committee Representative).

              (c) Meetings, Notice, etc.

                   (i) Meetings of the Management Committee shall be held at such location or locations as may be selected by the Management Committee from time to time.

                   (ii) Regular meetings of the Management Committee shall be held on such dates and at such times as shall be determined by the Management Committee and shall be held on a bi-annual basis or such other period as agreed upon by the Parties.

                   (iii) Notice of any regular meeting or special meeting pursuant to Section 6.05(c)(iv) shall be given to each Committee Representative at least ten (10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to Section 6.05(c)(vi), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

                   (iv) Special meetings of the Management Committee may be called by any Committee Representative by notice given in accordance with the notice requirements set forth in this Section 6.05, which notice shall state in reasonable detail the purpose or purposes for which such meeting is being called; provided, that, the Committee Representatives appointed by the Appointing Party that is not represented by the Committee Representative calling such special meeting shall be entitled to in good faith select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. Except as set forth in Section 6.05(c)(vi), no action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect the Parties, any of their respective Affiliates which are parties to any of the Operative Documents or FVC-Japan.

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       Minutes of each Management Committee meeting shall be sent by facsimile to all Committee Representatives within ten (10) Business Days after such meeting. Material to be presented at any Management Committee meeting shall be sent by facsimile, electronic mail or delivered in hard copy to all Committee Representatives together with the notice described in
       Section 6.05(c)(iii).

                     (v) The actions taken by the Management Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, any Committee Representative as to whom such meeting was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Committee Representative who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Management Committee may be taken only either in a meeting of the members thereof duly called and held or by the execution by the Committee Representatives eligible to cast all the votes on the Management Committee without a meeting of a consent setting forth the action so taken, and identified as a consent of the Committee Representatives pursuant to this Section 6.05.

                     (vi) Upon the consent of all Committee Representatives, a meeting of the Management Committee may be held by conference telephone or similar communications equipment by means of which all Committee Representatives participating in the meeting can be heard by all other participants, provided, that, such communications equipment continues to be operational throughout the meeting. Any Committee Representative may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made. At any meeting, the Management Committee shall consider (A) any items added to the Management Committee agenda for discussion by the Parties and (B) such other matters as the Management Committee decides to review.

               (d) The Management Committee shall, from time to time, elect one of its members to preside at its meetings, which presiding member shall alternate annually if requested by either Party. The Management Committee may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and (C) otherwise provide for the keeping and distribution of minutes and other internal Management Committee governance matters not inconsistent with the terms of this Agreement.

               SECTION 6.06  Personnel.

               (a) Subject to the terms and conditions of this Section 6.06, each Party may assign to FVC-Japan, as Seconded Employees, employees whom such Party believes

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are capable of performing the assignment and likely to contribute to the success of FVC-Japan and to have a positive impact on FVC-Japan's business environment. Any liabilities in respect of the employment of Seconded Employees assigned to work at the Yokkaichi Facility shall be retained by the relevant Party (or its Subsidiary) that assigned such Seconded Employee to FVC-Japan.

               (b) The Parties agree that it is in the best interests of FVC-Japan to attract capable and qualified potential employees to work at FVC-Japan. FVC-Japan's management will decide what type of promotional activities and personal incentives are desirable to help achieve this goal and shall be responsible for hiring decisions.

               (c) The Parties agree that all Seconded Employees, during their period of assignment to FVC-Japan, are expected to devote their best efforts to promote the interests and success of FVC-Japan and to perform their work for FVC-Japan in good faith under the direction of management of FVC-Japan. Each Party agrees to encourage Seconded Employees assigned to FVC-Japan by such Party to be dedicated to the best interests and success of FVC-Japan.

               (d) The Parties will, by mutual consent, which consents shall not be unreasonably withheld, agree on the total number of Seconded Employees assigned to FVC-Japan at any time. The Party that assigns a Seconded Employee to the Yokkaichi Facility in accordance with the terms hereof shall be responsible for the salaries, employment-related Taxes and customary and reasonable additional expenses of such Seconded Employee associated with the temporary nature of such Seconded Employee's duties, including the costs and expenses associated with any stock-based compensation (including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights) provided to such Seconded Employees; provided, however, that FVC-Japan shall be responsible for expenses, mutually agreed to by the Parties, of a Seconded Employee assigned to a New Facility, other than as set forth in Schedule 6.01 in connection with the transfer of the technology.

               (e) FVC-Japan shall be responsible for paying any expenses associated with hiring its employees, including moving and living expenses and signing bonuses, subject to approval of the Board of Directors after the Closing.

               SECTION 6.07 Non-solicitation of Employees. So long as the business of FVC-Japan is being continued, each Party (and each of its respective Affiliates) shall not, without the prior written consent of the other Party, directly recruit or solicit any employee or officer of FVC or FVC-Japan (other than a Seconded Employee of such Party or one of its Affiliates) to leave his or her employment with FVC-Japan prior to the period ending twenty-four (24) months after the termination of this Agreement; provided, however, that placement of employment advertisements or other general solicitation for employees not specifically targeted to the employees or officers of FVC or FVC-Japan shall not be deemed to constitute direct recruitment. In the event of the dissolution and upon the liquidation of FVC-Japan, either Party (or any Affiliate of either Party) may

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solicit any employee or former employee of FVC or FVC-Japan, but neither Party
(nor any of its Affiliates) shall be required to employ any such Person. In the event that all of the Units of one Party are purchased by the other Party or by the designee of the other Party, the Parties shall reach agreement on a reasonable transition plan of up to six months in connection with the services provided to FVC-Japan by Seconded Employees assigned to FVC-Japan by the Party selling all of its Units.

               SECTION 6.08 External Financing; Additional Equipment.

               (a) Funding required by FVC-Japan in excess of the aggregate US $300 million in cash originally contributed by SENA and SanDisk to FVC will be obtained by FVC-Japan through loans, equipment leasing transactions and other methods of financing agreed to by the Parties; provided, however, such funding shall not exceed US $500 million, without the written consent of each Party. The types and amount of funding will continue to be evaluated until the time the financing is required and will be based on, among other things, asset lives, lease terms and cost of capital. The funding obligations of the Parties shall be several and not joint, unless otherwise specifically agreed to in writing by both Parties. It is the intent of the Parties that such obligations be incurred on a pro rata basis based upon their respective Percentages as of the date on which such obligations are incurred. The Parties shall provide several but not joint guarantees of any institutional Indebtedness on a pro rata basis based upon their respective Percentages as of the date on which such obligations are incurred if such guarantees are required by third parties from which FVC-Japan will obtain such funding or if such guarantees would substantially reduce the interest rate applicable to such Indebtedness. Except as otherwise agreed to in writing by the Parties, the actual cost of, and liabilities arising from, each such guarantee shall be borne by the Party that provides such guarantee. In no event shall the Parties be obligated to provide any joint and several guarantees to third parties or otherwise be liable to any third party on a joint and several basis. If either Party is unable to provide guarantees required hereunder, such Party (or its Affiliates) shall make loans to FVC-Japan in the amount of the guarantee required to be made by it hereunder; provided, that, the interest rate for such loans shall not exceed competitive interest rates denominated in U.S. dollars. Notwithstanding the foregoing, in connection with the refinancing of the lease facilities with ABN AMRO as lessor which were recently terminated by FVC by letter dated March 21, 2002, [***].

               (b) A definitive list of the FVC-Japan Equipment has not been completed as of the date hereof. As soon as practicable after the Closing, the Board of Directors shall establish the process and mechanism for obtaining such equipment. Such process and mechanism shall include procedures for obtaining equipment pursuant to arms-length negotiations on the most favorable terms and conditions available.

               SECTION 6.09 Other Activities. During the term of this Agreement and except as set forth in Section 6.03(d), neither Party nor any of their respective Affiliates shall: (i) fabricate NAND Flash Memory Integrated Circuits at any location

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other than the Yokkaichi Facility or any other fabrication facility agreed upon by the Parties; (ii) have any third party fabricate NAND Flash Memory Integrated Circuits; or (iii) have any right to fabricate NAND Flash Memory Integrated Circuits beyond the capacity as limited pursuant to this Article VI, as such capacity limitations may be amended from time to time in accordance with this
Article VI. For the avoidance of doubt, nothing contained in the foregoing shall restrict the Parties from engaging in any other activities, including, without limitation, (i) designing any NAND Flash Memory Product; (ii) selling any NAND Flash Memory Product to any customer; (iii) entering into any equipment purchase or material supply agreements; or (iv) entering into any patent licensing arrangement, and nothing in the foregoing shall restrict Toshiba from installing any manufacturing line in the Yokkaichi Facility (subject to the capacity limitations set forth in this Article VI, as such capacity limitations may be amended from time to time in accordance with this Article VI). For purposes of this Section 6.09, "NAND Flash Memory Integrated Circuits" means ICs included in the definition of NAND Flash Memory Products pursuant to Section 2.01.

               SECTION 6.10 Protection of Intellectual Property. Both Parties share the common recognition that it is important for the success of the NAND Flash Memory Products business to promote the adoption of such NAND Flash Memory Products with a wide variety of customers and applications, whether for card use or non-card use, and with such recognition, each Party will use reasonable efforts to protect and enhance the value of NAND Flash Memory Products. Further, where feasible, each Party shall share with FVC-Japan internally prepared analyses of competitive products prepared by either Party so as to allow FVC-Japan to respond to such information and remain competitive in the marketplace; provided, that neither Party warrants as to the accuracy or completeness of any such analysis so provided.

               SECTION 6.11 Purchase of Replacement Tools. As soon as practicable after the Closing and with the intent to facilitate [***] L/M .16u NAND Flash Memory Product output capacity for FVC-Japan, the Parties will cause FVC-Japan to purchase (i) certain tools to replace the tools sold to third parties pursuant to Section 3.03(b)(iii) (the "Replacement Tools") and (ii) certain tools required in addition to the Replacement Tools to enable FVC-Japan to attain [***] L/M output capacity for the .16u NAND Flash Memory Product (the "Additional Capacity Tools"). The Replacement Tools and the Additional Capacity Tools will be purchased from third party manufacturers and from Yokkaichi as determined by the Parties. [***]. Unless otherwise agreed by the Parties, Replacement Tools and Additional Capacity Tools will be 0.13u process compatible. FVC-Japan shall bear broker fees, if any, transportation, insurance and installation expenses associated with the Additional Capacity Tools.

               [***].

               Purchase of tools from the Yokkaichi Facility shall not occur prior to January 2003. As soon as practical after the Closing, the Parties will develop a plan to

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cause FVC-Japan to purchase certain new tools with the intent to facilitate
[***] L/M .13u NAND Flash Memory Product for FVC-Japan by the end of calendar 2002 (the ".13u/MLC Tools"). FVC-Japan shall bear broker fees, if any, transportation, insurance and installation expenses associated with the .13u/MLC Tools. In approximately the same time frame, Toshiba shall, at its expense, purchase and install certain new tools with the intent to upgrade the existing [***] L/M capacity at the Yokkaichi Facility (not including the FVC-Japan Equipment) to process .13u/MLC NAND Flash Memory Product.

               SECTION 6.12 Installation of FVC-Japan Equipment. FVC-Japan shall purchase new installation components (including, but not limited to, tool modification and installation services) related to the FVC-Japan Equipment (excluding Additional Capacity Tools and .13u/MLC Tools) in an amount not to exceed the Net Book Value (as of March 31, 2002) of FVC capitalized expenses related to the installation of (i) the FVC Owned Equipment, (ii) the Leased Equipment at the DSC Facility and (iii) equipment sold to third parties pursuant to Section 3.03(b)(iii).

                                  ARTICLE VII

                                OTHER AGREEMENTS

               In addition to this Agreement, the Parties will enter into or cause to be entered into the following agreements (it being understood that the descriptions of the following agreements are for reference purposes only, and the fact that all provisions of said agreements are not included in the following summary descriptions is not significant to the Parties):

               SECTION 7.01 FVC-Japan Foundry Agreement. FVC-Japan and Yokkaichi shall enter into a foundry agreement (the "FVC-Japan Foundry Agreement") on, or as soon as practicable after, the Closing. At such time as the FVC-Japan Foundry Agreement is executed, it shall be deemed an Operative Document hereunder. The FVC-Japan Foundry Agreement shall provide for ordering procedures, prices, delivery, cost reporting and other specific terms and conditions for the manufacture by Yokkaichi and supply to FVC-Japan of NAND Flash Memory Products, which shall be consistent with the following basic terms:

               (a) Facilities, Equipment and Raw Materials. The manufacturing facilities will be located at the Yokkaichi Facility. FVC-Japan will lease or sublease certain NAND manufacturing equipment to Yokkaichi to be used in the manufacture of NAND Flash Memory Products by the FVC-Japan Equipment. Certain equipment owned by Yokkaichi will also be made available for the manufacture of NAND Flash Memory Products; provided, that [***], the depreciation and related costs thereof shall be shared by FVC-Japan. Yokkaichi will be responsible for obtaining the raw materials to be used in the manufacture of NAND Flash Memory Products.

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          (b) Production. Yokkaichi will manufacture NAND Flash Memory Products for FVC-Japan ordered by Toshiba and SanDisk under the terms and conditions of the Purchase and Supply Agreement (as hereinafter defined). FVC-Japan and Yokkaichi will use their best efforts to achieve a manufacturing capacity of the FVC-Japan Equipment of [***] L/M for 0.16 microns (the "Yokkaichi Target Capacity"). Wafers will be sorted between the Parties such that aggregate yield losses will be shared on an equal basis.

          (c) Operating Relationship. Yokkaichi shall provide all employees necessary for the manufacturing of the NAND Flash Memory Products by the FVC-Japan Equipment.

          (d) Consideration to be Paid to Yokkaichi. The price charged to FVC-Japan by Yokkaichi (the "Yokkaichi Sales Price") for the NAND Flash Memory Products it manufactures under the FVC-Japan Foundry Agreement will be (i) after commencement of the transition of wafer production from DSC's facility to the Yokkaichi Facility [***], with respect to the wafers manufactured for SanDisk under the FVC-Japan Foundry Agreement (which shall not exceed [***] L/M), without duplication, the sum of [***]. The term "Yokkaichi Manufacturing Costs" means all of Yokkaichi's costs and expenses which are directly or indirectly incurred by Yokkaichi in conjunction with its operation and administration of the FVC-Japan Equipment determined in accordance with Japanese GAAP consistently applied in accordance with Yokkaichi's past practices and the cost methodology to be agreed upon by the Parties on or before December 31, 2002. These costs and expenses include but are not limited to, personnel costs, materials costs, depreciation, leases, rentals, FVC-Japan Equipment occupancy costs, taxes, insurance, interest and other operating expenses. The Yokkaichi Manufacturing Costs shall expressly exclude: [***]. Notwithstanding the foregoing, commencing on January 1, 2003 and for periods thereafter, the price per wafer, [***], shall not exceed the prices set forth in (i)(w) above unless Toshiba, after consultation with SanDisk, makes a capital investment for NAND Flash Memory which results in a higher wafer price in order to accommodate the extra cost to Toshiba. [***].

          (e) Exclusivity. Except as provided in Section 6.03 (Expanded Capacity), Yokkaichi shall be FVC-Japan's exclusive manufacturing source for output of NAND Flash Memory Products up to the total of the Yokkaichi Target Capacity. FVC-Japan may seek external manufacturing sources for output in excess of the Yokkaichi Target Capacity in accordance with the capacity expansion priority set forth in Section 6.03 (Expanded Capacity).

          (f) Business Interruption Insurance. The Parties agree to discuss and negotiate in good faith with respect to the necessity for business interruption insurance for FVC-Japan. In the event that it is decided to obtain such insurance coverage, each of the Parties shall be named as an additional insured on the policy evidencing such coverage and the policy limits for such coverage shall be an amount sufficient to protect

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Toshiba's and SanDisk's projected margin on NAND Flash Memory Products.

          SECTION 7.02 SanDisk Foundry Agreement. As of the date hereof, Toshiba and SanDisk shall enter into a foundry and supply agreement in the form of Exhibit F (the "SanDisk Foundry Agreement") providing for specific terms and conditions for the manufacture and sale of NAND Flash Memory Products at the Yokkaichi Facility (not including the FVC-Japan Equipment), which shall be consistent with the following basic terms:

          (a) Facilities, Raw Materials and Equipment: Toshiba will procure and be responsible for all facilities, raw materials and equipment utilized in the manufacture of NAND Flash Memory Products at the Yokkaichi Facility (not including the FVC-Japan Equipment).

          (b) Production. Yokkaichi will manufacture and supply NAND Flash Memory Products in accordance with the demand requirements of Toshiba and SanDisk. Toshiba agrees to allocate a portion of the manufacturing capacity of the Yokkaichi Facility (not including the FVC-Japan Equipment) to SanDisk in accordance with the allocation set forth in Schedule 7.02(b). Such allocation will be subject to SanDisk's loading commitment to be made quarterly pursuant to the SanDisk Foundry Agreement. In order to meet the capacity demands of both Parties, Toshiba will expand the Yokkaichi Facility (not including the FVC-Japan Equipment), up to [***] L/M in the aggregate. Such expansion shall be made at Toshiba's own expense. The timing and amount of the investment necessary to effect such expansion shall be in the sole discretion of Toshiba. If Toshiba expands the capacity of the Yokkaichi Facility (not including the FVC-Japan Equipment) from [***] L/M to [***] L/M, SanDisk shall have the right to utilize up to [***] of such incremental capacity, up to a maximum of [***] L/M, provided, however, once SanDisk exercises such right to utilize such incremental capacity, SanDisk shall be obligated to commit to load such capacity for three
(3) months thereafter. Notwithstanding the foregoing, SanDisk acknowledges that Toshiba may, in its sole discretion, decrease the manufacturing capacity of the Yokkaichi Facility (not including the FVC-Japan Equipment), subject to the prior loading commitment for three (3) month period made by SanDisk; provided, however, a maximum of [***] L/M of such incremental capacity of SanDisk may decrease to zero if Toshiba gives SanDisk written notice two (2) months prior to the next three (3) month period, in which case Toshiba's manufacturing capacity shall be proportionately reduced.

          (c) Pricing of NAND Flash Memory Products Produced at the Yokkaichi Facility. The purchase price to SanDisk for NAND Flash Memory Products produced at the Yokkaichi Facility (not including the FVC-Japan Equipment) pursuant to the SanDisk Foundry Agreement shall be as set forth in the SanDisk Foundry Agreement and shall be consistent with the following basic terms:

               (i) Prior to commencement of the transition of wafer production from DSC's facility to the Yokkaichi Facility [***], Toshiba shall sell

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     wafers manufactured at the Yokkaichi Facility (not including the FVC-Japan
     Equipment) to SanDisk directly at a price equal to [***].

          (ii) After commencement of the transition of wafer production from DSC's facility to the Yokkaichi Facility (not including the FVC-Japan Equipment), with respect to up to [***] L/M of wafers requested by SanDisk in excess of the first [***] L/M of wafers purchased by SanDisk under the Purchase and Supply Agreement, Toshiba shall sell wafers manufactured at the Yokkaichi Facility (not including the FVC-Japan Equipment) to SanDisk directly at a price equal to:

               (A)  With respect to [***];

               (B)  With respect to [***];

               (C)  With respect to [***]; and

               (D) With respect to [***], in connection with the SanDisk Foundry Agreement, the price for wafers manufactured at the Yokkaichi Facility (not including the FVC-Japan Equipment) will be negotiated in good faith among the Parties; [***].

          (d) Priority of FVC-Japan NAND Flash Memory Products. Toshiba and SanDisk shall not order or purchase NAND Flash Memory Products produced at the Yokkaichi Facility (not including the FVC-Japan Equipment) except to the extent FVC-Japan is unable to procure NAND Flash Memory Products manufactured at the Yokkaichi Facility by the FVC-Japan Equipment in accordance with the demand requirements of Toshiba and SanDisk. In the event that the Parties intend to meet increased demand for NAND Flash Memory Products by expanding capacity at the Yokkaichi Facility (not including the FVC-Japan Equipment), such expansion of capacity shall be pursuant to the order set forth in Section 6.03 (Expanded Capacity).

          (e) Any dispute arising under the SanDisk Foundry Agreement (but not under any other agreement specified in this Agreement) shall be resolved by binding arbitration in Tokyo, Japan under the rules of the International Chamber of Commerce. Each party shall bear its own costs and expenses of arbitration, including attorneys' fees.

          SECTION 7.03 Purchase and Supply Agreement. FVC-Japan will enter into an agreement with the Parties or their respective Affiliates providing for specific terms and conditions for the purchase by the Parties of NAND Flash Memory Products from FVC-Japan (the "Purchase and Supply Agreement"), which shall be consistent with the following basic terms:

          (a) Manufacturing. Except as provided in Sections 6.03 (Expanded Capacity) and 7.02 (SanDisk Foundry Agreement), FVC-Japan shall manufacture or

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cause to be manufactured 100% of the demand of the Parties for NAND Flash Memory
Products.

          (b) Sales Price for NAND Flash Memory Products. The sales price (the "FVC-Japan Sales Price") charged by FVC-Japan to the Parties for wafers manufactured pursuant to the FVC-Japan Foundry Agreement with respect to the sale of the first [***] L/M of wafers pursuant to Section 7.01 will be a price equal to the sum of (A) the [***]; provided, however, if during the transition of the wafer production from DSC's facility to the Yokkaichi Facility [***]. The Parties further agree to discuss in good faith at the request of Toshiba or SanDisk the possibility of sales by FVC-Japan to non-Japanese Affiliates of Toshiba or SanDisk if such sales can be made in a manner mutually beneficial to the Parties. FVC-Japan shall use profits earned from the sale of NAND Flash Memory Products for future investment in manufacturing and production as well as for expenses associated with managing FVC-Japan and reimbursing expenses for Seconded Employees.

          SECTION 7.04 Common R&D Agreement. As of the date hereof, the Parties shall amend the Common R&D and Participation Agreement entered into as of May 9, 2000 (as amended in accordance herewith, the "Common R&D Agreement") in the form of Exhibit G attached hereto (the "Amendment to Common R&D Agreement").

          SECTION 7.05 Product Development Agreement. As of the date hereof, the Parties shall amend that certain Product Development Agreement entered into as of May 9, 2000 (as amended in accordance herewith, the "Product Development Agreement") for the design and development of new NAND Flash Memory Products and NAND Flash Memory-related controllers in the form of Exhibit H attached hereto (the "Amendment to Product Development Agreement").

          SECTION 7.06  Other Matters.

          (a) Sale of SmartMedia. Upon the request of SanDisk, Toshiba will sell SmartMedia to SanDisk on an OEM basis at mutually agreed terms and conditions, including price.

          (b) Assembly and Testing Services Agreement. The Parties will consider joint arrangements for the provision of assembly (TSOP, card, PTP, etc.) and test services. Subject to the availability of Toshiba's capacity, Toshiba will, at SanDisk's request, provide assembly and test services at cost plus a reasonable margin. Alternatively, the Parties will, at equal cost to each, subcontract with third parties for such assembly and test services.

          (c) Manufacture of Controllers. SanDisk may request that Toshiba manufacture controllers for SanDisk, in which case, subject to availability of manufacturing capacity, Toshiba agrees to sell the controllers to SanDisk at prices and

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under terms and conditions at least as favorable as those previously or presently made available by Toshiba to any other party.

          (d) No Duplication of Costs or Expenses. It is the intent of the parties that any payments made by SanDisk under or pursuant to the Common R&D Agreement, the Product Development Agreement or the Yokkaichi Service Agreement shall not be duplicative and SanDisk shall in no event be required to pay more than once for any service provided under such agreements, if such service is provided under more than one agreement, including without limitation, the Start-Up Services. In addition, if SanDisk makes a direct payment for any service provided under any such agreement, the cost incurred by Yokkaichi or FVC-Japan, as the case may be, in connection with the provision of such service shall not be included in the applicable wafer price charged to SanDisk.

          SECTION 7.07 Yokkaichi Service Agreement. The Parties agree that Yokkaichi and FVC-Japan shall enter into an agreement pursuant to which Yokkaichi shall provide for FVC-Japan certain services such as administrative, clerical, accounting and human resource services (the "Yokkaichi Service Agreement").

          SECTION 7.08 Patent Cross License. Toshiba and SanDisk are parties to a Patent Cross License Agreement, dated July 30, 1997 and amended as of May 9, 2000 (the "License Agreement") under which Toshiba pays royalties to SanDisk in consideration for the license granted by SanDisk to Toshiba. The License Agreement expires on or about July 29, 2002. As of the date hereof, the Parties shall enter into a Second Amendment to the Patent Cross License Agreement in the form attached as Exhibit I (the "License Amendment").

                                  ARTICLE VIII

                                   TERMINATION

          SECTION 8.01  Termination.

          (a) This Agreement shall be terminated automatically upon the earlier of the transfer of all of a Party's Units to the other Party (or its Affiliate) or upon completion of the dissolution and liquidation of FVC-Japan pursuant to
Article XI (Dissolution) of the New Operating Agreement (the date of such transfer or dissolution and liquidation, the "Termination Date"); provided, that, all obligations or liabilities of either Party which are accrued or owing prior to such termination and the Parties' covenants contained in Section 5.03 (Public Announcements) shall survive such termination.

          (b) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan pursuant to Section 11.01(a) of the New Operating
Agreement:

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                  (i)  The Parties shall further amend the License Agreement, as in effect as of the Termination Date, to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed on a royalty-free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.01(b)(i) shall not be greater than the scope of those granted under the License Agreement, as in effect as of the Termination Date.

                  (ii) Toshiba shall grant to SanDisk, effective upon such Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by Yokkaichi, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to Yokkaichi prior to the Termination Date.

             (c) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan or one Party's acquisition of the other Party's Units (the acquirer thereof referred to hereinafter as the "Acquiring Party" and the seller thereof referred to hereinafter as the "Selling Party") pursuant to Section 11.05 (Dissolution Upon Notice) of the New Operating Agreement:

                  (i) Toshiba or the Acquiring Party, as the case may be, will, upon the request, prior to the Termination Date, of (A) SanDisk (such request to be made at the time of its notice pursuant to Section 11.05 of the New Operating Agreement) in the case of the dissolution of FVC-Japan or (B) the Selling Party (each, a "Requesting Party"), as the case may be, continue to manufacture NAND Flash Memory Products for the Requesting Party (not to exceed the Requesting Party's capacity allocation available from FVC-Japan under this Agreement as of the Termination Date (the "Termination Capacity")) for a period of eighteen (18) months following the Termination Date in the following ramp-down manner:

                       (A) During the first six months following the Termination Date: 100% of the Termination Capacity

                       (B) During the 7th through the 12th month following the Termination Date: 75% of the Termination Capacity

                       (C) During the 13th through the 18th month following the Termination Date: 50% of the Termination Capacity.

                  (ii) Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

                                                                Master Agreement

                        (iii) The Parties shall further amend the License Agreement to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed on a royalty free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.01(c)(iii) shall not be greater than the scope of those granted under the License Agreement, as in effect as of the Termination Date.

                        (iv) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan caused by Toshiba's election to withdraw from FVC-Japan pursuant to the New Operating Agreement, then Toshiba hereby grants to SanDisk, effective upon the Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by Yokkaichi, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to Yokkaichi prior to the Termination Date.

                   (d) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan or Toshiba's acquisition of SanDisk's Units pursuant to Section 11.04 (Dissolution by Unilateral Option) of the New Operating Agreement:

                        (i) Yokkaichi will, upon request of SanDisk given within sixty (60) days of the notice given by SanDisk pursuant to
               Section 11.04 of the New Operating Agreement, continue to manufacture products for SanDisk for a period of eighteen (18) months following the Termination Date in accordance with the following ramp-down manner; provided, however, such capacity allocation for SanDisk shall not exceed its capacity allocation available from FVC-Japan under this Agreement as of the Termination Date (the "SanDisk Termination Capacity"):

                               (A) During the first six months following the Termination Date: 100% of the SanDisk Termination Capacity

                               (B)   During the 7th through the 12th month
                   following the Termination Date: 75% of the SanDisk Termination Capacity

                               (C)   During the 13th through the 18th month
                   following the Termination Date: 50% of the SanDisk Termination Capacity.

                        (ii) The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

                                                                Master Agreement

                  (iii) The Parties shall further amend the License Agreement to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed at the royalty rates specified in
          Schedule 8.01(d) for five (5) years following the Termination Date; provided, that after such five (5) year period, such license shall be on a royalty free basis and provided, further, that at any time during such five year period, both Parties shall negotiate in good faith for up to one hundred and eighty (180) days as requested by either Party to mutually agree on royalty rates for patents filed by each Party after the Termination Date. The scope of the licenses as amended pursuant to this Section 8.01(d)(iii) shall not be greater than the scope of those granted under the License Agreement, as in effect as of the Termination Date.

             (e) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan or one Party's acquisition of the other Party's Units following a Deadlock (as defined in the New Operating Agreement) pursuant to
Section 10.04 (Dispute Resolution; Deadlock Respecting Business Plan) of the New Operating Agreement:

                  (i) In the case of one Party's acquisition of the other Party's Units in FVC-Japan pursuant to Section 10.04(e) of the New Operating Agreement, the Acquiring Party will continue to manufacture products for the other Party (not to exceed the other Party's Termination Capacity) for a period of eighteen (18) months following the Termination Date in accordance with the following ramp down manner:

                        (A) During the first six months following the Termination Date: 100% of the SanDisk Termination Capacity

                        (B) During the 7th through the 12th month following the Termination Date: 75% of the SanDisk Termination Capacity

                        (C) During the 13th through the 18th month following the Termination Date: 50% of the SanDisk Termination Capacity.

                  (ii) The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

                  (iii) The Parties shall further amend the License Agreement to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed: (x) at the royalty rates specified in
          Schedule 8.01(e) until March 31, 2008; (y) at the royalty rates specified in Schedule 8.01(d) from April 1, 2008 through December 31, 2010; and (z) thereafter, on a royalty-free basis. Both Parties shall negotiate

                                                                Master Agreement
     in good faith for up to one hundred and eighty (180) days upon request of either Party at any time during the five-year period after the Termination Date to mutually agree on royalty rates for patents filed by each Party after the Termination Date. The scope of the licenses as amended pursuant to this Section 8.01(e)(iii) shall not be greater than the scope of those granted under the License Agreement, as in effect as of the Termination Date.

          (f) Upon termination of this Agreement resulting from an event of dissolution of FVC-Japan or a Party's acquisition of the other Party's Units described in Section 11.03 (Dissolution Upon Event of Default) of the New Operating Agreement:

                (i) The Parties shall further amend the License Agreement to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed at the royalty rates specified in Schedule 8.01(f) for seven (7) years after the Termination Date or until the end of calendar 2015, whichever comes first, and thereafter such licenses shall be on a royalty-free basis.

                (ii) In the event that Toshiba or an Affiliate of Toshiba is the Defaulting Party, Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid- up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by Yokkaichi, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to Yokkaichi prior to the Termination Date.

          (g) Upon termination of this Agreement resulting from an event of dissolution described in Section 11.01(f) (Bankruptcy Event) of the New Operating Agreement:

                (i) If such termination is caused by a Bankruptcy Event in respect of Toshiba, (x) the license granted to SanDisk under Toshiba Licensed Patents pursuant to the License Amendment shall continue on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by Yokkaichi, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to Yokkaichi prior to the Termination Date.

                (ii) If such termination is caused by a Bankruptcy Event in respect of SanDisk, the license granted to Toshiba under SanDisk Licensed

                                                                Master Agreement

     Patents (as defined in the License Amendment) pursuant to the License Amendment shall continue on a royalty-free basis.

          (h) Upon termination of this Agreement pursuant to Section 9(b)(2) of the Indemnification Agreement, the license granted to Toshiba under SanDisk Licensed Patents pursuant to the License Amendment shall continue on a royalty-free basis.

          (i) Termination of this New Master Agreement shall not affect any surviving rights or obligations of either Party set forth in the Product Development Agreement and the Common R&D Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01 No Partnership. Nothing contained in this Agreement shall be deemed or construed to make the Parties, or any Affiliate of any of them, partners or joint venturers with each other. FVC-Japan shall not be a general partnership, a limited partnership or a joint venture, and no Party shall be considered a partner or joint venturer of or with any other Party, for any purposes other than for Federal, state and other tax purposes.

          SECTION 9.02 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state; provided, however, that any Operative Document described herein shall be governed by the governing law specified in that Operative Document in the manner specified in that Operative Document.

          SECTION 9.03  Dispute Resolution.

          (a) The Parties shall use the process set forth in Section 10.04(a) and (b) (Dispute Resolution) of the New Operating Agreement to address any disputes which may arise concerning any material breach of any provision of any of the Operative Documents, other than Events of Default, and in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with any such disputes until the Parties have pursued such process to its conclusion. For such alleged breaches, the Party alleging breach shall initiate the process by providing a written notice to the individuals referred to in Section 10.04(b) of the New Operating Agreement (the "Designated Individuals"), describing with specificity the facts and circumstances forming the basis of the alleged breach, with the factual explanation cross-referenced to any actions taken pursuant to Section 10.04(a) of the New Operating Agreement and the applicable provisions of the relevant Operative Document alleged to have been breached. Such notice shall also provide a list of specific actions that, if taken by the alleged breaching Party, would result in curing such alleged breach, if capable of

                                                                Master Agreement
cure, within sixty (60) days of the end of the dispute resolution process referred to in said Section 10.04(b) of the New Operating Agreement. The Party alleging breach and the alleged breaching Party will prepare and present their views, including evidence collected, on such matter to the Designated Individuals, in writing; and later in person to both Designated Individuals in a single meeting, if requested by either Designated Individual. The written description shall be provided not less than seven Business Days prior to any meeting requested to be in person by either Designated Individual. If irreparable harm would result from such alleged breach continuing during the normal dispute resolution process, the Parties will accelerate the process at the request of any party to the Operative Document alleged to have been breached.

          (b) If senior management or the Management Committee cannot resolve the dispute in accordance with Section 9.03(a), then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. Each party will bear its own fees and expenses associated with the arbitration.

          SECTION 9.04 Damages Limited. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY THE OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

                                                                Master Agreement

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the date first above written.

                                   TOSHIBA CORPORATION


                                   By: /s/ Takeshi Nakagawa
                                       ----------------------------------------
                                   Name:  Takeshi Nakagawa
                                   Title:  Corporate Senior Vice President
                                           President & CEO
                                           Semiconductor Company


                                   SANDISK CORPORATION


                                   By: /s/ Eli Harari
                                       ----------------------------------------
                                   Name:  Eli Harari
                                   Title:  President & Chief Executive Officer

                    [Signature Page to New Master Agreement]

                                  SCHEDULE 2.01
                    Definition Regarding Embedded NAND Flash

The main function and value of any product is Flash Memory if the total NAND flash memory array area is greater than [***] of the total die area or the product is a cut-down or derivative of a standard NAND Flash Memory Product.

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE 4.05
                              Litigation; Decrees.

               On or about August 3, 2001, the Lemelson Medical, Education & Research Foundation filed a complaint for patent infringement against SanDisk Corporation and other defendants. The suit was filed in the United States District Court, District of Arizona. On November 13, 2001, the Lemelson Foundation filed an Amended Complaint, which made the same substantive allegations against SanDisk but named more than twenty-five additional defendants. The Amended Complaint alleges that SanDisk, and the other defendants, have infringed certain patents held by the Lemelson Foundation pertaining to bar code scanning technology. By its complaint, the Lemelson Foundation requests that SanDisk be enjoined from our allegedly infringing activities and seeks unspecified damages.

               On or about March 5, 2002, Samsung Electronics Co., Ltd. filed a patent infringement lawsuit against SanDisk Corporation in the United States District Court for the Eastern District of Texas. The lawsuit alleges that SanDisk infringes four Samsung United States patents, Nos. 5,473,563; 5,514,889; 5,546,341 and 5,642,309, and seeks a preliminary and permanent injunction against unnamed SanDisk products, as well as damages, attorneys' fees and costs of the lawsuit.

                                                                Master Agreement

                                  SCHEDULE 4.07
                         Patents and Proprietary Rights

                               See Schedule 4.05.

                                                                Master Agreement

                                  SCHEDULE 6.01
                           New Facility Transfer Costs

[***]

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SCHEDULE 6.02(b)
              Costs and Expenses Related to Disposal of FVC Assets

[***]

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE 6.03

 Priority for Expansion of Manufacturing Capacity of NAND Flash Memory Products

------------------------------------------------------------------------------------------------------------

                                    Toshiba                              SanDisk
------------------------------------------------------------------------------------------------------------
1.  Yokkaichi (not                  [***] L/M                            [***] L/M
including the FVC-Japan
Equipment)
------------------------------------------------------------------------------------------------------------

2.  Yokkaichi Expansion             Minimum [***]                        Maximum [***]
(at about the same time as          [***] L/M (or proportionate          [***] L/M (or proportionate
FVC-Japan                           amount in relation to total          amount in relation to total
expansion)(total                    expansion capacity if                expansion capacity if
expansion not to exceed             expansion less than [***]            expansion less than [***]
[***] L/M)                          L/M in total)                        L/M in total)
------------------------------------------------------------------------------------------------------------

2.  FVC-Japan (at about             [***] L/M                            [***] L/M
the same time as                    (or [***] of the actual              (or [***] of the actual
Yokkaichi expansion)                capacity)                            capacity)
------------------------------------------------------------------------------------------------------------

3.  Yokkaichi Facility or           [***] L/M to [***] L/M               [***] L/M to [***] L/M
a New Facility                      (or proportionate amount in          (or proportionate amount in
                                    relation to total expansion          relation to total expansion
                                    capacity if expansion less           capacity if expansion less
                                    than [***] L/M in total)             than [***] L/M in total)

------------------------------------------------------------------------------------------------------------
Until the capacity expansions described above are made, no other expansions of capacity shall be permitted
------------------------------------------------------------------------------------------------------------

4.  Thereafter, one time            (e.g., [***] L/M if previous
capacity expansion                  TSB allocation is [***] L/M
permitted, in an amount             and SD allocation is [***]
not to exceed the capacity          L/M)
ratio of [***]
------------------------------------------------------------------------------------------------------------

5.  Thereafter, all
capacity expansion must
be mutually agreed upon
------------------------------------------------------------------------------------------------------------

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SCHEDULE 7.02(b)

   Allocation of Yokkaichi (not including the FVC-Japan Equipment) NAND Flash
                                Memory Products

-----------------------------------------------------------------------------------------------------------
         Period                1Q02         2Q02                2H02                  1H03 and beyond
-----------------------------------------------------------------------------------------------------------
         SanDisk              [***]         [***]               [***]                      [***]
      Allocation(L/M)
-----------------------------------------------------------------------------------------------------------

Notes:
Wafers sold to the Parties by Toshiba will have the same yields on an aggregate basis.

Such capacity includes [***] of 512Mbit 0.21 micron NAND MLC [***] of newly installed 0.16 micron and 0.13 micron capacity for NAND Flash Memory. For incremental capacity above [***] L/M at the Yokkaichi Facility, [***] of the incremental capacity will be allocated to SanDisk, including up to [***] of any
0.13 micron capacity expansion for NAND Flash Memory.

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SCHEDULE 8.01(d)

                Royalty in case of SanDisk Unilateral Termination

[***]

                                                                Master Agreement

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SCHEDULE 8.01(e)

                     Royalty in case of Deadlock Termination

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SCHEDULE 8.01(f)

                 Royalty in case of Event of Default Termination

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                      APPENDIX A

                     DEFINITIONS, RULES OF CONSTRUCTION AND
                             DOCUMENTARY CONVENTIONS

     In any agreement or instrument that incorporates the definitions set forth in this Appendix and states that the rules of construction and documentary conventions set forth herein shall apply to such agreement or instrument, then, unless such agreement or instrument otherwise requires:

                                   Article I.

                                  Definitions
                                  -----------

     The following terms shall have the specified meanings:

     "ABN AMRO" means ABN AMRO Bank, N.V.

     "Accountants" means such firm of internationally recognized independent certified public accountants for FVC-Japan as is appointed pursuant to the New Operating Agreement from time to time. Initially, the Accountants shall be Deloitte & Touche LLP.

     "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; provided, however, that the term Affiliate, (a) when used in relation to FVC, FVC-Japan or any of their respective subsidiaries, shall not include either Party or any of its Affiliates, (b) when used in relation to a Party or any of its Affiliates, shall not include FVC, FVC-Japan or any of their respective Subsidiaries.

     "Articles" means the Articles of Incorporation of FVC-Japan.

     "Bankruptcy Event" means, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) has a resolution passed by its governing body for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause
(6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

     "Board of Directors" means the board of directors of FVC-Japan.

     "Burdensome Condition" means, with respect to any proposed transaction, any action taken, or credibly threatened, by any Governmental Authority or (except if such action or threat is frivolous) other Person to challenge the legality of such proposed transaction, including (i) the pendency of a governmental investigation (formal or informal) in contemplation of the possible actions described in clauses (ii)(A), (ii)(B) or (ii)(C) below, (ii) the institution of a suit or the written threat thereof (A) seeking to restrain, enjoin or prohibit the consummation of such transaction or material part thereof, to place any material condition or limitation upon such consummation or to invalidate, suspend or require modification of any material provision of any Operative Document, (B) challenging the acquisition by either Party of its Units or (C) seeking to impose limitations on the ability of either Party effectively to exercise full rights as a member or Unitholder, as applicable, of FVC or FVC-Japan, including the right to act on all matters properly presented to the Parties pursuant to the New Operating Agreement, or (iii) an order by a court of competent jurisdiction having any of the consequences described in (ii)(A),
(ii)(B) or (ii)(C) above, or placing any conditions or limitations upon such consummation that are unreasonably burdensome in the reasonable judgment of the applicable Person.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which banks are open for business in the State of California or Tokyo, Japan.

     "Business Plan" means the Initial Business Plan and each subsequent business plan, including budgets and projections for FVC-Japan for each relevant period, approved in accordance with Section 3.04(c) of the New Operating Agreement and complying with Section 3.04(b) of the New Operating Agreement.

     "Capital Contribution" means the capital contribution made by or allocated to a Party by virtue of its ownership of Units of FVC-Japan, as indicated on
Schedule 6.01 to the New Operating Agreement.

     "Change of Control" with respect to a Person means a transaction or series of related transactions as a result of which (i) more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the Board of Directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person's assets to another Person or affiliated group of Persons.

     "Closing" means the closing of the transactions described in Section 3.01 of the New Master Agreement.

     "Closing Date" means the date mutually agreed for the Closing by the Parties; provided, however, that in no event will the Closing Date be later than April 30, 2002 without the written agreement of both Parties.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference to a particular provision of the Code or a treasury regulation promulgated pursuant to the Code means, where appropriate, the corresponding provision of any successor statute or regulation.

     "Control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "DSC" means Dominion Semiconductor Company, L.L.C, a Virginia limited liability company.

     "Event of Default" means, with respect to a Party, the occurrence or existence of any of the following events or conditions which remains uncured for sixty (60) days following receipt by such Party of written notice thereof:

          (a) a Bankruptcy Event in respect of such Party or any Person of which such Party is a Subsidiary; or

          (b) the breach by such Party of its covenant in Section 9.01 of the New Operating Agreement or the breach by such Party of its covenant in
     Section 5.01(b) of the New Master Agreement, provided that a Change of Control of a Party shall not be deemed an Event of Default.

     "Fiscal Quarter" means, unless changed by the Board of Directors, a calendar quarter.

     "Fiscal Year" means the one year period commencing on April 1 of each year.

     "Foundry Agreements" means, collectively, the SanDisk Foundry Agreement and the FVC-Japan Foundry Agreement.

     "FVC" means FlashVision, L.L.C., a Virginia limited liability company.

     "FVC-Japan" means FlashVision, Ltd., a Japanese limited liability company (yugenkaisha).

     "FVC-Japan Equipment" means, collectively, the FVC Owned Equipment, Leased Equipment, Replacement Tools, Additional Capacity Tools, .13u/MLC Tools (each as defined in the New Master Agreement) and any other equipment which is or will, from time to time, be owned or leased by FVC-Japan.

     "FVC-Japan Foundry Agreement" means the Foundry Agreement between FVC-Japan and Yokkaichi.

     "Governmental Action" means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

     "Governmental Authority" means any United States or Japanese federal, state, local or other political subdivision or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body, including the Internal Revenue Service and the Secretary of State of any State.

     "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or arbitration tribunal.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) of such Person in respect of borrowed money or in respect of deposits or advances of any kind;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) all obligations of such Person upon which interest charges are customarily paid, except for trade payables;

          (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

          (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than with respect to the purchase of personal property under standard commercial terms);

          (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

          (g) all guarantees by such Person of Indebtedness of others;

          (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person prepared in accordance with Japanese GAAP or US GAAP, as applicable;

          (i) all obligations of such Person (whether absolute or contingent) in respect of interest rate swap or protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and

          (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

     The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Japan Act" means the Japanese Limited Liability Company Act
(yugenkaisha-ho), as in effect from time to time.

     "Japanese GAAP" means generally accepted accounting principles in Japan as in effect from time to time, consistently applied.

     "Japanese GAAS" means generally accepted auditing standards in Japan as in effect from time to time.

     "License Agreement" means the Patent Cross License Agreement dated July 30, 1997 by and between Toshiba and SanDisk.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.

     "L/M" means lots per month.

     "Material" means, with respect to any Person, an event, change or effect which is or, insofar as reasonably can be foreseen, will be material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of such Person and, in the case of FVC-Japan, the capital accounts of the Parties or the ability of FVC-Japan to carry out its then-current Business Plan.

     "Net Book Value" means, with respect to any Person, the total assets of such Person less the total liabilities of such Person, in each case as determined in accordance with Japanese GAAP or US GAAP, as applicable.

     "New Initial Business Plan" means the initial business plan of FVC-Japan to be agreed to and adopted by the Parties.

     "New Master Agreement" means the New Master Agreement dated as of April 10, 2002 by and between Toshiba and SanDisk.

     "New Operating Agreement" means the New Operating Agreement dated as of April 10, 2002 between Toshiba and SanDisk.

     "Operative Documents" means the New Operating Agreement, the New Master Agreement, the Articles, the SanDisk Foundry Agreement, the Common R&D Agreement, the Product Development Agreement and, when executed, the FVC-Japan Foundry Agreement.

     "Party" means Toshiba and SanDisk, and each of them.

     "Percentage" means, with respect to any Unitholder (as defined in the New Operating Agreement), the percentage of such Unitholders' ownership interest in FVC or FVC Japan, as the case may be. For the avoidance of doubt, as of the date hereof, Percentage means with respect to Toshiba or its Affiliate, 50.1%, and with respect to SanDisk or its Affiliate, 49.9%; provided, however, if either Unitholder transfers all of its Units to any Affiliate in accordance with the New Operating Agreement, its Percentage shall be 0% and such Affiliate transferee shall receive the entire Percentage of the transferring Unitholder.

     "Permitted Liens" means (a) the rights and interests of FVC-Japan, either Party or any Affiliate of any such Person as provided in the Operative Documents, and (b) Liens for Taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein.

     "Person" means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase and Supply Agreement" means that certain Purchase and Supply Agreement to be entered into in connection with the New Master Agreement, by and among FVC-Japan, Toshiba and SanDisk.

     "SanDisk" means SanDisk Corporation, a Delaware corporation.

     "SanDisk Foundry Agreement" means the Foundry Agreement between Toshiba and SanDisk.

     "Seconded Employee" means an individual who was originally an employee of a Party or any of its Affiliates and who was assigned to FVC-Japan or any of its Subsidiaries by such Party or such Affiliate at the request of such Party as contemplated by Section 6.06 of the New Master Agreement.

     "SENA" means Semiconductor North America, Inc., a Delaware corporation.

     "Subsidiary" of any Person means any other Person:

          (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

          (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; provided, however, that the term Subsidiary as used in any Operative Document, when used in relation to a Party or any of its Affiliates, shall not include FVC, FVC-Japan or any of its Subsidiaries.

     "Tax" or "Taxes" means all United States or Japanese Federal, state, local or other political subdivision and foreign taxes, assessments and other governmental charges, including: (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

     "Toshiba" means Toshiba Corporation, a Japanese corporation.

     "Transfer" means any transfer, sale, assignment, conveyance, creation of any Lien (other than a Permitted Lien), or other disposal or delivery, including by dividend or distribution, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

     "Unique Activities" means production activities of FVC or FVC-Japan at the request of either Member to (i) implement changes in the manufacturing processes to be employed for Products to be manufactured for such Member (or its Affiliates) that are not agreed to by the other Member, (ii) commence manufacturing other Products for the requesting Member (or its Affiliates) that the other Member does not desire to have manufactured for it and which require a change in manufacturing processes or in the utilization of the Facility or production resources, or (iii) implement any other change in its operations in order to manufacture Products specifically for the requesting Member (or its Affiliates).

     "Units" means the units of contribution (shussi mochibun) in FVC-Japan, the par value of one Unit (shussi-hitokuchi-no-kingaku) being JPY 5,000.

     "US GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

     "US GAAS" means generally accepted auditing standards in the United States as in effect from time to time.

     "Virginia Act" means the Virginia Limited Liability Company Act, as in effect from time to time.

     "Yokkaichi Facility" means the manufacturing facility owned and operated by Toshiba in Yokkaichi-shi, Japan.

                                  Article II.

                Rules of Construction and Documentary Conventions
                -------------------------------------------------

     Section 2.01 Amendment and Waiver. (a) No amendment to or waiver of any
                  --------------------
agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be effective unless it shall be in writing, identify with specificity the provisions of the applicable agreement or instrument that are thereby amended or waived and be signed by each party thereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in such agreement or instrument may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

     Section 2.02 Severability. If any provision of any agreement or instrument
                  ------------
incorporating these Rules of Construction and Documentary Conventions or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of such agreement or instrument (except as may be expressly provided in such agreement or instrument) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties waive any provision of law that renders any provision of such agreement or instrument invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the Parties for entering into the Operative Documents, considered as a single transaction, cannot be preserved, the Operative Documents shall either be renegotiated or terminated by mutual agreement of the Parties.

     Section 2.03 Survival. Except as may otherwise be specifically provided in
                  --------
any agreement or instrument incorporating these Rules of Construction and Documentary conventions, all covenants, agreements, representations and warranties of the Parties made in or pursuant to such agreement or instrument shall survive the execution and delivery of such agreement or instrument and the closing of the transactions contemplated thereby, notwithstanding any investigation by or on behalf of any party. Further, the provisions set forth in
Article II hereof shall survive and shall apply with respect to any terminated agreement which incorporated these Rules of Construction and Documentary Conventions.

     Section 2.04 Assignment. Except as may otherwise be specifically provided
                  ----------
in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, a party thereto shall not transfer, or grant or permit to exist any Lien (except Permitted Liens) on, such agreement or instrument or any of its rights thereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other parties) without the prior written consent of each other party thereto (which consent may be withheld in each such other party's sole discretion), and any such purported transfer or Lien without such consent shall be void.

     Section 2.05 Remedies; Force Majeure. In no event, except in the case of
                  -----------------------
fraud, will any party to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions (except as may be otherwise expressly provided therein) be liable to another party thereto for special, indirect, punitive or incidental damages, lost profits, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, resulting from the breach by it of any of its obligations thereunder or breach by it or any of its Affiliates of any of their respective obligations under any other Operative Document or from the use of any confidential or other information.

     (a) Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, the rights and remedies of the parties under such agreement or instrument are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of such agreement or instrument; provided, however, in the absence of exigent circumstances, the parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in Section 10.03 of the New Master Agreement until the parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

     (b) If the due date for any amount required to be paid under an Operative Document incorporating these Rules of Construction and Documentary Conventions is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days. If due to the occurrence of an act of God, any party is prevented from providing training, technical assistance or other similar support required to be provided to FVC or FVC-Japan pursuant to any Operative Document incorporating these Rules of Construction and Documentary Conventions, such party shall have an additional 30 day period to make alternative arrangements to provide such support.

     Section 2.06 Parties in Interest; Limitation on Rights of Others. Any
                  ---------------------------------------------------
agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be binding upon and inure to the benefit of the parties thereto and their permitted successors and assigns. Nothing in any such agreement or instrument, whether express or implied, shall give or be construed to give any Person (other than the parties thereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of such agreement or instrument, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

     Section 2.07 Table of Contents; Headings. The Table of Contents and Article
                  ---------------------------
and Section headings to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

     Section 2.08 Counterparts; Effectiveness. Any agreement or instrument
                  ---------------------------
incorporating these Rules of Construction and Documentary Conventions may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall not become effective until one or more counterparts have been executed by each party thereto and delivered to the other parties thereto.

     Section 2.09 Entire Agreement. Any agreement or instrument incorporating
                  ----------------
these Rules of Construction and Documentary Conventions, together with the other Operative Documents and the Exhibits, Schedules, Appendices and Attachments thereto, any agreement entered into simultaneously therewith, and the Initial Business Plan, when completed, constitute the agreement of the parties to the Operative Documents with respect to the subject matter thereof and supersede all prior written and oral agreements and understandings with respect to such subject matter.

     Section 2.10 Construction. References in any agreement or instrument
                  ------------
incorporating these Rules of Construction and Documentary Conventions to any gender include references to all genders, and references in any such agreement or instrument to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term "party" when used in any such agreement or instrument means a party to such agreement or instrument. References in any such agreement or instrument to a party or other Person include their respective permitted successors and assigns. The words "include", "includes" and "including", when used in any such agreement or instrument, shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references used in any such agreement or instrument to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, such agreement or instrument. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in any such agreement or instrument refer to such agreement or instrument in its entirety and not to any particular Article, Section or provision of such agreement or instrument. Any reference to an Operative Document shall include such Operative Document as amended or supplemented from time to time in accordance with the provisions thereof.

     Section 2.11 Official Language. The official language of any agreement
                  -----------------
incorporating these Rules of Construction and Documentary Conventions is the English language only, which language shall be controlling in all respects, and all versions of any such agreement in any other language shall not be binding on the parties thereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under such agreement. All communications and notices to be made or given pursuant to any such agreement shall be in the English language.

     Section 2.12 Governing Law. Any agreement incorporating these Rules of
                  -------------
Construction and Documentary Conventions shall be governed and construed as to all matters including validity, construction and performance by and under the substantive laws of the State of California, unless such agreement expressly provides otherwise.

     Section 2.13 Waiver of Jury Trial and Certain Damages. Each party to any
                  ----------------------------------------
Operative Document incorporating these Rules of Construction and Documentary Conventions waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to any Operative Document and (ii) absent fraud, any right it may have to receive damages or indemnification from any other party to any Operative Document in respect of any act, omission or event relating to such Operative Document or the transactions contemplated by the Operative Documents based on any theory of liability for any special, indirect, consequential or punitive damages. Each party to any such agreement or instrument (x) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (y) acknowledges that it has been induced to enter into such agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 2.13.

     Section 2.14 Arbitration. Each party to any agreement or instrument
                  -----------
incorporating these Rules of Construction and Documentary Conventions hereby agrees to adhere to the dispute resolution procedures described in Section 10.03 of the New Master Agreement with respect to any disputes, grievances or actions arising thereunder.

     Section 2.15 Notices. All notices and other communications to be given to
                  -------
any party under any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile (if confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

     (a) If to SanDisk:

            SanDisk Corporation
            140 Caspian Court
            Sunnyvale, CA 94089
            Telephone: (408) 542-0555
            Facsimile: (408) 542-0600

            Attention: President and CEO

         With a copy to:

            SanDisk Corporation
            140 Caspian Court
            Sunnyvale, CA 94089
            Telephone: (408) 548-0208
            Facsimile: (408) 548-0385
            Attention: Vice President and General Counsel

     (b) If to Toshiba:

            Toshiba Corporation
            Semiconductor Company
            1-1 Shibaura 1-Chome
            Minato-Ku, Tokyo 105-8001 Japan
            Telephone: 011 81 3 3457 3362
            Facsimile: 011 81 3 5444 9339
            Attention: Vice President

         With a copy to:

            Toshiba Corporation
            Semiconductor Company
            Legal Affairs and Contracts Division
            1-1 Shibaura 1-Chome
            Minato-Ku, Tokyo 105-8001 Japan
            Telephone: 011-81-3-3457-3452
            Facsimile: 011-81-3-5444-9342
            Attention: General Manager

     (c) If to FVC-Japan:

            FlashVision, Ltd.
            800 Yamanoisshikicho,
            Yokkaichi, Mie, Japan

            Attention: President and CEO

         With a copy to:

            SanDisk Corporation
            140 Caspian Court
            Sunnyvale, CA 94089
            Telephone: (408) 542-0510
            Facsimile: (408) 542-0640
            Attention: General Manager, NAND Division

            And

            Toshiba Corporation
            Semiconductor Company
            Legal Affairs and Contracts Division
            1-1 Shibaura 1-Chome
            Minato-Ku, Tokyo 105-8001 Japan
            Telephone: 011-81-3-3457-3452
            Facsimile: 011-81-3-5444-9342
            Attention: General Manager

     Section 2.16 Definitions. The definitions set forth in Article I of this
                  -----------
Appendix A shall apply to this Article II.